Exhibit 10.24

EMPLOYEE STOCK OWNERSHIP PLAN

OF

PEOPLE’S UNITED FINANCIAL, INC.

Effective as of January 1, 2007

i

vi

v

EMPLOYEE STOCK OWNERSHIP PLAN

OF

PEOPLE’S UNITED FINANCIAL, INC.

Article I

Definitions

The following definitions shall apply for the purposes of the Plan, unless a different meaning is clearly indicated by the context:

Section 1.1 Account means an account established for each Participant to which is allocated such Participant’s share, if any, of all Financed Shares and other property that are released from the Loan Repayment Account in accordance with Section 6.4, together with his share, if any, of any Discretionary Contributions that may be made by a Participating Employer.

Section 1.2 Affiliated Employer means the Company; any corporation which is a member of a controlled group of corporations (as defined in Section 414(b) of the Code) that includes the Company; any trade or business (whether or not incorporated) that is under common control (as defined in Section 414(c) of the Code) with the Company; any organization (whether or not incorporated) that is a member of an affiliated service group (as defined in Section 414(m) of the Code) that includes the Company; and any other entity that is required to be aggregated with the Company pursuant to regulations under Section 414(o) of the Code.

Section 1.3 Allocation Compensation with respect to any Participant for a Plan Year means the sum of (i) and (ii) where (i) is the total amount of salary, wages or compensation paid to such Participant by any Participating Employer during such Plan Year including overtime pay, commissions, and bonuses, but excluding any incentive payments with an accrual period longer than one year (and such exclusion shall apply to the year of deferral and year of payment), and furthermore excluding any fees, credits or benefits under this Plan, the People’s Bank 401(k) Employee Savings Plan, the People’s Bank Employees’ Retirement Plan and any other plan of deferred compensation to which the Bank may contribute or credit benefits (except as provided under (ii)), severance pay, payments for reimbursement of business expenses incurred by such Participant, tuition reimbursement, insurance premiums paid by any Participating Employer, or other special emoluments; and (ii) to the extent of salary reductions agreed to by such Participant pursuant to salary reduction agreements, the total amount contributed or credited by any Participating Employer to the People’s Bank 401(k) Employee Savings Plan, any other defined contribution plan of deferred compensation or a plan which meets the requirements of Section 125 of the Code. The amount of Allocation Compensation with respect to any Participant shall include Allocation Compensation for the entire twelve (12) month period ending on the last day of such Plan Year, except that Allocation Compensation shall only be recognized for that portion of the Plan Year during which an Employee was a Participant in the Plan. In no event, however, shall an Employee’s Allocation Compensation for any calendar year include any compensation in excess of $225,000, or any such other amount as may be prescribed in accordance with regulations prescribed under Section 401(a)(17) of the Code. If there are less than twelve (12) months in the Plan Year, the $225,000 limitation (as adjusted) shall be prorated by multiplying such limitation by a fraction, the numerator of which is the number of months in the Plan Year and the denominator of which is twelve (12).

Section 1.4 Bank means People’s Bank, a federally chartered capital savings bank, and any successor thereto, including the entity which is expected to become a wholly owned subsidiary of the Company upon the Company’s initial public issuance of stock.

Section 1.5 Beneficiary means the person or persons designated by a Participant or Former Participant or other person entitled to a benefit under the Plan, or otherwise determined to be entitled to a benefit under the Plan. If more than one person is designated, each shall have an equal share unless the person making the designation directed otherwise. The word “person” includes an individual, a trust, an estate or any other person that is permitted to be named as a Beneficiary.

Section 1.6 Board means the Board of Directors of People’s United Financial, Inc.

Section 1.7 Change in Control means an event described in Section 14.1.

Section 1.8 Code means the Internal Revenue Code of 1986 (including the corresponding provisions of any succeeding law).

Section 1.9 Committee means the Administrative Committee described in Article XVI.

Section 1.10 Company means People’s United Financial, Inc., a Delaware corporation, and any successor thereto.

Section 1.11 Compensation Committee shall mean the Compensation and Nominating Committee of the Board or such committee of the Board or of the Board of Directors of an Affiliated Employer which may be established hereafter and to which the Board may assign the authority, power and duties of the Compensation Committee with respect to the Plan.

Section 1.12 Designated Beneficiary means the person designated by a Participant or Former Participant as a Beneficiary under Section 13.8.

Section 1.13 Disability means any total disability or ill health which has resulted in a Participant becoming permanently incapacitated provided that such disability or ill health is established by medical evidence satisfactory to the Committee, and in order to establish such permanent incapacity and total disability or ill health, the Committee may designate a physician of its choice whose conclusion shall be conclusive upon all persons concerned.

Section 1.14 Discretionary Contribution means Shares or amounts of money contributed to the Plan by the Participating Employers in accordance with Section 5.3.

Section 1.15 Eligibility Computation Period means, with respect to any person, (a) the 12-consecutive month period beginning on such person’s Employment Commencement Date and (b) each Plan Year after such beginning date.

Section 1.16 Effective Date means January 1, 2007.

Section 1.17 Eligible Employee means an Employee who is eligible for membership in the Plan in accordance with Article II.

Section 1.18 Eligible Participant means, for any Plan Year, an Employee who is a Participant during all or any part of such Plan Year and either remains a Participant on the last day of such Plan Year or terminated participation during such Plan Year on account of termination of employment due to death, Disability or Retirement; provided, however, that no Employee shall be an Eligible Participant for the Plan Year that includes the effective date of the transaction pursuant to which the Bank becomes a wholly owned subsidiary of the Company if he terminates employment for any reason with all Participating Employers prior to such effective date.

Section 1.19 Employee shall mean any person employed as an employee by the Affiliated Employer and paid directly by the Affiliated Employer provided, however, that any Employee hired on a temporary basis may not be considered an Employee until the earlier of (a) the date he becomes a permanent employee or (b) he completes 1000 Hours of Service within twelve months of his date of hire or any Plan Year commencing after his date of hire. The term “Employee” shall not include any independent contractor, any leased employee as defined in Section 414(n) of the Code, or any person paid by one other than the Affiliated Employer who is loaned to the Affiliated Employer, who furnishes services to the Affiliated Employer regardless of any arrangement the Affiliated Employer may have to reimburse or pay the payor of such person for such person’s compensation, or any person initially hired by the Affiliated Employer to work outside the United States who is not regularly employed by the Affiliated Employer as a common law employee within the United States. For purposes of this Section, an “Employee hired on a temporary basis” shall mean an Employee hired by the Affiliated Employer to work for a season or other limited period of time.

Section 1.20 Employment Commencement Date means the date on which a person first performs an Hour of Service, except that if an Employee separates from service with an Affiliated Employer, incurs a One-Year Break in Service and subsequently returns to or enters service with an Affiliated Employer, his Employment Commencement Date shall be the date on which he first performs an Hour of Service following the One-Year Break in Service.

Section 1.21 ERISA means the Employee Retirement Income Security Act of 1974, as amended from time to time (including the corresponding provisions of any succeeding law).

Section 1.22 Exchange Act means the Securities Exchange Act of 1934, as amended from time to time (including the corresponding provisions of any succeeding law).

Section 1.23 Fair Market Value on any date means:

(a) with respect to a Share:

(i) the final quoted sale price on the date in question (or, if there is no reported sale on such date, on the last preceding date on which any reported sale occurred) of a Share as reported in the principal consolidated reporting system with respect to securities listed or admitted to trading on the principal United States securities exchange on which like Shares are listed or admitted to trading; or

(ii) if like Shares are not listed or admitted to trading on any such exchange, the closing bid quotation with respect to a Share on such date on the National Association of Securities Dealers Automated Quotation System, or, if no such quotation is provided, on another similar system, selected by the Committee, then in use; or

(iii) if Sections 1.23(a)(i) and (ii) are not applicable, the fair market value of a Share as determined by an appraiser independent of any Affiliated Employer and experienced and expert in the field of corporate appraisal.

(b) with respect to other securities listed or quoted on recognized exchanges or securities markets, such securities shall be valued at their closing sales prices on the Valuation Date.

(c) with respect to property other than Shares and securities described in (b) of this Section, the fair market value determined in the manner selected by the Trustee.

Section 1.24 Financed Share means: (a) a Share that has been purchased with the proceeds of a Share Acquisition Loan, that has been allocated to the Loan Repayment Account in accordance with Section 6.3 and that has not been released in accordance with Section 6.4; or (b) a Share that constitutes a dividend paid with respect to a Share described in Section 1.24(a), that has been allocated to the Loan Repayment Account in accordance with Section 6.3 and that has not been released in accordance with Section 6.4.

Section 1.25 Five Percent Owner means, for any Plan Year, a person who, during such Plan Year, owned (or was considered as owning for purposes of Section 318 of the Code): (a) more than 5% of the value of all classes of outstanding stock of any Affiliated Employer; or (b) stock possessing more than 5% of the combined voting power of all classes of outstanding stock of any Affiliated Employer.

Section 1.26 Forfeitures means the amounts forfeited by Participants and Former Participants on termination of employment prior to full vesting, pursuant to Section 9.3, less amounts credited because of re-employment, pursuant to Section 9.4.

Section 1.27 Former Participant means a Participant whose participation in the Plan has terminated pursuant to Section 2.3.

Section 1.28 415 Compensation with respect to any Participant means such Participant’s wages as defined in Code Section 3401(a) and all other payments of compensation by any Participating Employer (in the course of such Employer’s trade or business) for a Plan Year for which such Participating Employer is required to furnish the Participant a written statement under Code Sections 6041(d), 6051(a)(3) and 6052. “415 Compensation” must be determined (i) without regard to any rules under Code Section 3401(a) that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in Code Section 3401(a)(2)) and (ii) by also including amounts which are contributed by a Participating Employer pursuant to a salary reduction agreement and are not includable in the gross income of the Participant under Section 125, 132(f)(4), 402(e)(3), or 402(h) of the Code.

Section 1.29 General Investment Account means an Investment Account established and maintained in accordance with Article XI.

Section 1.30 Highly Compensated Employee means, for any Plan Year, an Employee who:

(i) was a Five Percent Owner at any time during such Plan Year or any prior Plan Year; or

(ii) received Total Compensation during the immediately preceding Plan Year (A) in excess of $100,000 (or such other amount as may be prescribed by the Secretary of the Treasury pursuant to Section 401(a)(17) of the Code); and (B) if elected by the Plan Administrator in such form and manner as the Secretary of the Treasury may prescribe, in excess of the Total Compensation received for such preceding Plan Year by at least 80% of the Employees.

The determination of who is a Highly Compensated Employee will be made in accordance with Section 414(q) of the Code and the regulations thereunder. The Company has not elected to use the top 20% election mentioned in subparagraph (ii)(B) of this Section.

Section 1.31 Hour of Service shall mean and include:

(a) Each hour for which an Employee is directly or indirectly paid or entitled to payment by an Affiliated Employer for the performance of duties. These hours shall be credited to the Employee for the computation period or periods in which the duties are performed; and

(b) Each hour for which an Employee is directly or indirectly paid or entitled to payment by an Affiliated Employer for reasons (such as vacation, sickness or disability, but not including payments made or due under a plan maintained solely for complying with applicable workmen’s compensation or unemployment compensation or disability insurance laws) other than for the performance of duties. These hours shall be credited to the Employee for the computation period or periods to which the payment pertains rather than the computation period or periods in which payment is made or becomes due; and

(c) Each hour not otherwise credited for which back pay, irrespective of mitigation of damage, has been either awarded or agreed to by an Affiliated Employer. These hours shall be credited to the Employee for the computation period or periods to which the award or agreement pertains rather than the computation period in which the award, agreement or payment was made, but no more than five hundred one (501) hours shall be credited to the extent such back pay is agreed to or awarded for a period of time during which such Employee did not or would not have performed duties for the Affiliated Employer.

(d) In determining the number of Hours of Service for any period for which Salary is paid but for which no work has been performed by the Employee, the number of Hours of Service shall be computed by (a) dividing the payment made to an hourly paid (or other non-salaried) Employee by his most recent basic hourly rate (or if not hourly paid, his average hourly rate of compensation during his last pay period) or (b) by dividing the payment to a salaried Employee by a rate obtained by dividing his last preceding regular weekly, bi-weekly or monthly salary by the number of hours (exclusive of overtime) generally worked by such Employee during a period of such duration.

(e) Hours of Service shall, except for those described in Subsection (c) of this Section, be based on the records of the Affiliated Employer.

(f) The foregoing provisions shall be administered in accordance with Department of Labor regulations 2530.200b-2 which are incorporated herein by reference.

Section 1.32 Investment Account means either a General Investment Account or a Share Investment Account.

Section 1.33 Investment Fund means any one of the three or more funds as may be established from time to time by the Committee which, together with any and all Shares and other investments held under the Plan, constitute part of the Trust Fund.

Section 1.34 Loan Repayment Account means an account established and maintained in accordance with Section 6.3.

Section 1.35 Loan Repayment Contribution means amounts of money contributed to the Plan by the Participating Employers in accordance with Section 5.2.

Section 1.36 Maternity or Paternity Leave means a person’s absence from work for all Affiliated Employers: (a) by reason of the pregnancy of such person; (b) by reason of the birth of a child of such person; (c) by reason of the placement of a child with the person in connection with the adoption of such child by such person; or (d) for purposes of caring for a child of such person immediately following the birth of the child or the placement of the child with such person.

Section 1.37 Named Fiduciary means any person, committee, corporation or organization described in Section 15.1.

Section 1.38 Officer means an Employee who is an administrative executive in regular and continued service with any Affiliated Employer; provided, however, that at no time shall more than the lesser of (a) 50 Employees or (b) the greater of (i) 3 Employees or (ii) 10% of all Employees be treated as Officers. The determination of whether an Employee is to be considered an Officer shall be made in accordance with Section 416(i) of the Code.

Section 1.39 One Year Break in Service shall have the following meanings when used in the Plan:

(a) When applied to determine eligibility to become a Participant, a “One Year Break in Service” means the applicable computation period set forth in Section 2.1 or 3.4 during which an Employee does not receive credit for more than five hundred (500) Hours of Service.

(b) When applied to determine vesting and benefit accrual, a “One Year Break in Service” means any consecutive twelve (12) month period during which a Participant does not render one (1) Hour of Service, commencing from the earlier of the date the Employee resigns, quits, is discharged or retires or twelve (12) months after the date the period described in clause (i), (ii) or (iii) of Section 3.2(b) commenced, subject to the terms of Section 3.2(b) with respect to any Participant who reaches his 65th birthday or becomes subject to a Disability during an approved absence. Whenever the number of One Year Breaks in Service in a period is computed for purposes of this paragraph (b), such number shall be determined by a fraction which takes into account each day which elapses during the period on which the initial One Year Break in Service of such period commenced to the date of rehire.

(c) Solely for purposes of determining whether a One Year Break in Service has occurred, Hours of Service shall be credited for the period of a Maternity or Paternity Leave. For purposes of determining eligibility, Hours of Service shall be credited for the computation period in which the absence from work begins, only if credit therefor is necessary to prevent the Employee from incurring a One Year Break in Service, or, in any other case, in the immediately following computation period. The Hours of Service credited for a Maternity or Paternity Leave for eligibility purposes shall be those which would normally have been credited but for such absence, or, in any case in which the Hours of Service normally credited cannot be determined, eight (8) Hours of Service per day and shall not exceed 501. For vesting and benefit accrual purposes of a One Year Break in Service shall not include the first twenty-four (24) consecutive months of a Maternity or Paternity Leave, but any period of a Maternity or Paternity Leave in excess of the first twenty-four (24) consecutive months with respect to any child (or children of the same multiple birth) shall be included in a One Year Break in Service if, but for this sentence, it would be so included. The terms of this paragraph (c) shall not be construed to require that an absence from work for maternity or paternity reasons be included in computing the number of an Employee’s Years of Eligibility Service, Years of Vesting Service or determining that the Participant is in service at the end of a Plan Year or be credited for any other purpose under this Plan other than determining whether a One Year Break in Service has occurred. The Plan Administrator may, in its discretion reasonably require an Employee to furnish timely information to establish that an absence from work is a maternity or paternity absence and the number of days for which there was such an absence. No credit shall be given pursuant to this Subsection to any Employee who fails to provide such information after having been requested to do so.

Section 1.40 Participant means any person who has satisfied the eligibility requirements set forth in Section 2.1, who has become a Participant in accordance with Section 2.2, and whose participation has not terminated under Section 2.3.

Section 1.41 Participating Employer means the Company, and any successor thereto and any other Affiliated Employer which, with the prior written approval of the Board and subject to such terms and conditions as may be imposed by the Board, shall adopt this Plan.

Section 1.42 Plan means the Employee Stock Ownership Plan of People’s United Financial, Inc., as amended from time to time.

Section 1.43 Plan Administrator means the Bank or any person, committee, corporation or organization designated in Section 15.5, or appointed pursuant to Section 15.5, to perform the responsibilities of that office.

Section 1.44 Plan Year means the period commencing on January 1, 2007 and ending on December 31, 2007 and each calendar year ending on each December 31st thereafter.

Section 1.45 Qualified Participant means a Participant who has attained age 55 and who has been a Participant of the Plan for at least 10 years.

Section 1.46 Retirement means any termination of employment with all Affiliated Employers at or after the later of (a) the attainment of age 65 and (b) the completion of five (5) Years of Vesting Service.

Section 1.47 Retroactive Contribution means a contribution made on a retroactive basis in accordance with Section 5.4.

Section 1.48 Share means a share of any class of stock issued by any Affiliated Employer; provided, however, that such share is a “qualifying employer security” within the meaning of Section 409(l) of the Code and Section 407(d)(5) of ERISA.

Section 1.49 Share Acquisition Loan means a loan obtained by the Trustee in accordance with Article VI.

Section 1.50 Share Investment Account means an Investment Account established and maintained in accordance with Article XI.

Section 1.51 Tender Offer means a tender offer made to holders of any one or more classes of Shares generally, or any other offer made to holders of any one or more classes of Shares generally to purchase, exchange, redeem or otherwise transfer Shares, whether for cash or other consideration whether or not such offer constitutes a “tender offer” or an “exchange offer” for purposes of the Exchange Act.

Section 1.52 Total Compensation during any period means an Employee’s aggregate total compensation paid by any Affiliated Employer with respect to such period that constitutes wages within the meaning of Section 3401 of the Code, plus any amounts by which the Employee’s compensation paid by any Affiliated Employer has been reduced pursuant to a compensation reduction agreement under the terms of any qualified cash or deferred arrangement described in Section 401(k) of the Code, any salary reduction simplified employee pension plan described in Section 408(k) of the Code, any tax deferred annuity plan described in Section 403(b) of the Code, any cafeteria plan described in Section 125 of the Code, any transportation program described in Section 132(f) of the Code or any compensation reduction agreement under the terms of any plan described in Section 457 of the Code. In no event, however, shall an Employee’s Total Compensation for any calendar year include any compensation in excess of $225,000 (or such other amount as may be permitted under Section 401(a)(17) of the Code).

Section 1.53 Trust means the trust created pursuant to the Trust Agreement.

Section 1.54 Trust Agreement means the agreement between the Company and the Trustee therein named or its successors pursuant to which the Trust Fund shall be held in trust.

Section 1.55 Trust Fund means the corpus (consisting of contributions paid over to the Trustee and investments thereof), and all earnings, appreciation or additions thereof and thereto, held by the Trustee under the Trust Agreement in accordance with the Plan, less any depreciation thereof and any payments made therefrom pursuant to the Plan.

Section 1.56 Trustee means the Trustee of the Trust Fund from time to time in office. The Trustee shall serve as Trustee until it is removed or resigns from office and is replaced by a successor Trustee appointed in accordance with the terms of the Trust Agreement.

Section 1.57 Valuation Date means the last business day of each Plan Year and such other dates as the Plan Administrator may prescribe.

Section 1.58 Vesting Computation Period means, with respect to any person, the Plan Year including periods prior to the Effective Date of the Plan.

Section 1.59 Year of Eligibility Service means an Eligibility Computation Period during which the Employee completed at least 1,000 Hours of Service.

Section 1.60 Year of Vesting Service means an elapsed twelve (12) month period beginning with the date on which a Participant first became or becomes an Employee (or if later attains age 18) or, after a One Year Break in Service first again becomes an Employee (or if later attains age 18) during all of which he receives Credited Service as computed and defined in accordance with the provisions of Article III hereof. The number of Years of Service shall be determined by a fraction which gives credit for each day which elapses during the period from such date of hire or anniversary thereof to the date of reference.

Article II

Participation

Section 2.1 Eligibility for Participation.

(a) Only Eligible Employees may be or become Participants. An Employee shall be an Eligible Employee if he (i) is employed by one or more Participating Employers; (ii) has attained age 18; (iii) has completed at least one Year of Eligibility Service; and (iv) is not excluded under Section 2.1(b).

(b) An Employee is not an Eligible Employee if he:

(i) does not receive Allocation Compensation from at least one Participating Employer; or

(ii) is an Employee who has waived any claim to participation in the Plan.

Section 2.2 Commencement of Participation.

Every Employee who is an Eligible Employee on the effective date of the transaction whereby the Bank becomes a wholly owned subsidiary of the Company shall automatically become a Participant as of the Effective Date, or if later as of the first date which is the first day of a month on which he is an Employee and has attained age 18. An Employee who becomes an Eligible Employee after the Effective Date shall automatically become a Participant on the first day of the month coincident with or next following the Eligibility Computation Period in which he becomes an Eligible Employee.

Section 2.3 Termination of Participation.

Participation in the Plan shall cease, and a Participant shall become a Former Participant, after termination of his Credited Service when he is entitled to no benefits hereunder or all such benefits have been distributed.

Article III

Credited Service

Section 3.1 Computation of Credited Service.

An Employee’s Credited Service shall terminate upon his death, disability, retirement or termination of service with all Affiliated Employers for any reason. The following types of absences shall not be deemed to terminate an Employee’s Credited Service and the periods elapsed during such absences shall be included in computing the length of an Employee’s Credited Service:

(a) Leave of absence granted by an Affiliated Employer for sickness, injury, disability, government, civic or charitable service or any other specific reason, for not more than two (2) years.

(b) Absence for military service under leave of absence granted by the Affiliated Employer or when required by law, provided he returns to service as an Employee with the Affiliated Employer within ninety (90) days of his release from active military duty or any longer period during which his right to re-employment is protected by law.

(c) Lay off not in excess of two (2) years until employment is terminated either by the Employee or the Affiliated Employer.

In no event shall the powers of any Affiliated Employer pursuant to Subsections (a), (b) or (c) of this Section 3.1 be exercised so as to discriminate in favor of Employees who are Highly Compensated. Any Participant who has an absence described in this Section 3.1 and who does not return to active employment with the Bank at the end of the period described in clause (a), (b) or (c), as the case may be, shall be credited with Credited Service and Years of Eligibility Service and Years of Vesting Service solely on the basis of service being recognized for such purposes only to the earlier of (A) the date such person attains age 65, dies, resigns, quits or is discharged, or (B) twelve (12) months after the date that such period commenced. For purposes of determining whether a Participant has a One Year Break in Service, such Participant shall be deemed to have rendered one (1) Hour of Service on the date described in (A) or (B) of the preceding sentence, whichever is earlier.

Section 3.2 Service to Acquired Entities.

The Compensation Committee, the Executive Committee of the Board or the Board may determine to extend for eligibility and/or vesting purposes Credited Service, for specified service or all service to any other party to acquisition for any period or periods designated by either such committee or the Board upon such conditions as such committee or the Board may establish. For purposes of this Section 3.2, the term “party to acquisition” means any entity (i) from which any Affiliated Employer acquires assets in the form of ongoing operations and related assets, or (ii) stock or other equity interests of which is acquired by any Affiliated Employer, or (iii) which merges with or is a party to a consolidation to which, any Affiliated Employer is a party. Service to other corporations or entities for which credit for eligibility purposes under any pension or profit sharing plan maintained by a party to acquisition may if so determined by either such Committee or the Board be treated as service to such party to acquisition.

Section 3.3 Breaks in Service.

For purposes of determining a person’s Years of Eligibility Service and Years of Vesting Service, (combined “Years of Service”) or any other benefit or right under the Plan, following a One Year Break in Service, service prior to such One Year Break in Service shall be taken into account subject to the following limitations:

(i) In the case of an Employee who is vested in his Account or an Employee who is not vested in his Account, but whose number of consecutive One Year Breaks in Service is less than the greater of five (5) or the number of his Years of Service prior to a One Year Break in Service, Years of Service completed before the One Year Break in Service shall be restored upon reemployment.

(ii) In the case of any Employee who is not vested in his Account on the date of his termination of employment, his Years of Service prior to such date shall be disregarded in computing his Years of Service after his return if the number of consecutive One Year Breaks in Service equals or exceed the greater of five (5) or his Years of Service prior to such Break in Service.

(iii) In no event shall there be taken into the computation of Years of Service after a One Year Break in Service which were previously disregarded on account of an earlier One Year Break in Service under the terms of this Section 3.3.

Section 3.4 Transfer to or From Employment Within the United States.

Any person initially hired by the Affiliated Employer to work outside the United States who becomes an Employee shall become a Participant in accordance with the terms of Section 2.1(a) applied by giving Eligibility Service for service to any Affiliated Employer outside the United States. The service of such Participant for the Bank as an employee outside of the United States shall be included in computing such Participant’s Years of Service for vesting purposes to the same extent it would be if such service had been rendered as an Employee. In any event, the period of any such Participant’s employment outside the United States shall be excluded for all purposes of his entitlement to have any contributions made on his behalf or credited to him under this Plan.

Article IV

Contributions by Participants Not Permitted

Section 4.1 Contributions by Participants Not Permitted.

Participants shall not be required, nor shall they be permitted, to make contributions to the Plan.

Article V

Contributions by Participating Employers

Section 5.1 In General.

Subject to the limitations of Article VIII, for each Plan Year, the Participating Employers shall contribute to the Plan the amount, if any, determined by the Board, but in no event less than the amount described in Section 5.2(a). The amount contributed for any Plan Year shall be treated as a Loan Repayment Contribution, a Discretionary Contribution, or a combination thereof, in accordance with the provisions of this Article V.

Section 5.2 Loan Repayment Contributions.

For each Plan Year, a portion of the Participating Employers’ contributions, if any, to the Plan equal to the sum of:

(a) the minimum amount required to be added to the Loan Repayment Account in order to provide adequate funds for the payment of the principal and interest then required to be repaid under the terms of any outstanding Share Acquisition Loan obtained by the Trustee; plus

(b) the additional amount, if any, designated by the Committee to be applied to the prepayment of principal or interest under the terms of any outstanding Share Acquisition Loan obtained by the Trustee;

shall be treated as a Loan Repayment Contribution for such Plan Year. A Loan Repayment Contribution for a Plan Year shall be allocated to the Loan Repayment Account and shall be applied by the Trustee, in the manner directed by the Board, to the payment of accrued interest and to the reduction of the principal balance of any Share Acquisition Loan obtained by the Trustee that is outstanding on the date on which the Loan Repayment Contribution is made. To the extent that a Loan Repayment Contribution for a Plan Year results in a release of Financed Shares in accordance with Section 6.4, such Shares shall be allocated among the Accounts of Eligible Participants for such Plan Year in accordance with Section 7.2.

Section 5.3 Discretionary Contributions.

In the event that the amount of the Participating Employers’ contributions to the Plan for a Plan Year exceeds the amount of the Loan Repayment Contributions for such Plan Year, such excess shall be treated as a Discretionary Contribution and shall be allocated among the Accounts of the Eligible Participants for such Plan Year in accordance with Section 7.3.

Section 5.4 Retroactive Contributions.

A Participating Employer shall make a Retroactive Contribution in respect of any individual previously employed by it who is re-employed by any Affiliated Employer following the completion of a period of Qualified Military Service. Such Retroactive Contribution shall be made in the following manner for each Plan Year that includes any part of the period of Qualified Military Service:

(a) An allocation percentage shall be computed by dividing (i) the sum of the Fair Market Value of all Financed Shares allocated to Eligible Participants for such Plan Year plus the dollar amount of all Discretionary Contributions made in cash for such Plan Year plus the Fair Market Value of all Discretionary Contributions made in Shares for such Plan Year, divided by (ii) the aggregate amount of Allocation Compensation used in the allocation for such Plan Year. Fair Market Value for such purposes shall be determined as of the last day of the Plan Year.

(b) A notional allocation shall be determined by multiplying (A) the percentage determined under Section 5.4(a) by (B) the Allocation Compensation which the individual would have had for such Plan Year if he had remained in the service of his Participating Employer in the same capacity and earning Allocation Compensation and Total Compensation at the annual rates in effect immediately prior to the commencement of the Qualified Military Leave (or, if such rates are not reasonably certain, at an annual rate equal to the actual Allocation Compensation and Total Compensation, respectively, paid to him for the 12-month period immediately preceding the Qualified Military Service).

(c) An actual Retroactive Contribution for the Plan Year shall be determined by computing the excess of (A) the notional allocation determined under Section 5.4(b) over (B) the sum of the dollar amount of any Discretionary Contribution in cash, the Fair Market Value of any Discretionary Contribution in Shares and the Fair Market Value of any Financed Shares actually allocated to such individual for such Plan Year.

Section 5.5 Time and Manner of Payment.

(a) Payment of contributions made pursuant to this Article V shall be made: (i) in cash, in the case of a Loan Repayment Contribution; and (ii) in cash, in Shares, or in a combination of cash and Shares, in the case of an Discretionary Contribution or a Retroactive Contribution.

(b) Contributions made pursuant to this Article V for a Plan Year shall be allocated to the Accounts of the Eligible Participants in the case of a Discretionary Contribution, to the Account of the Participant for whom it is made in the case of a Retroactive Contribution, and to the Loan Repayment Account in the case of a Loan Repayment Contribution, as soon as is practicable following the payment thereof to the Trust Fund. Contributions for any Plan Year shall be made at any time during such Plan Year or the next subsequent Plan Year.

Article VI

Share Acquisition Loans

Section 6.1 In General.

The Board may direct the Trustee to obtain a Share Acquisition Loan on behalf of the Plan, the proceeds of which shall be applied on the earliest practicable date:

(a) to purchase Shares; or

(b) to make payments of principal or interest, or a combination of principal and interest, with respect to such Share Acquisition Loan; or

(c) to make payments of principal and interest, or a combination of principal and interest, with respect to a previously obtained Share Acquisition Loan that is then outstanding.

Any such Share Acquisition Loan shall be obtained on such terms and conditions as the Compensation Committee may approve; provided, however, that such terms and conditions shall provide for the payment of interest at no more than a reasonable rate and shall permit such Share Acquisition Loan to satisfy the requirements of Section 4975(d)(3) of the Code and Section 408(b)(3) of ERISA.

Section 6.2 Collateral; Liability for Repayment.

(a) The Board may direct the Trustee to pledge, at the time a Share Acquisition Loan is obtained, the following assets of the Plan as collateral for such Share Acquisition Loan:

(i) any Shares purchased with the proceeds of such Share Acquisition Loan and any earnings attributable thereto;

(ii) any Financed Shares then pledged as collateral for a prior Share Acquisition Loan which is repaid with the proceeds of such Share Acquisition Loan and any earnings attributable thereto; and

(iii) pending the application thereof to purchase Shares or repay a prior Share Acquisition Loan, the proceeds of such Share Acquisition Loan and any earnings attributable thereto.

Except as specifically provided in this Section 6.2(a), no assets of the Plan shall be pledged as collateral for the repayment of any Share Acquisition Loan.

(b) No person entitled to payment under a Share Acquisition Loan shall have any right to the assets of the Plan except for:

(i) Financed Shares that have been pledged as collateral for such Share Acquisition Loan pursuant to Section 6.2(a);

(ii) Loan Repayment Contributions made pursuant to Section 5.2; and

(iii) earnings attributable to Financed Shares described in Section 6.2(b)(i) and to Loan Repayment Contributions described in Section 6.2(b)(ii).

Except in the event of a default or a refinancing pursuant to which an existing Share Acquisition Loan is repaid or as provided in Section 14.3, the aggregate amount of all payments of principal and interest made by the Trustee with respect to all Share Acquisition Loans obtained on behalf of the Plan shall at no time exceed the aggregate amount of all Loan Repayment Contributions theretofore made plus the aggregate amount of all earnings (other than dividends paid in the form of Shares) attributable to Financed Shares and to such Loan Repayment Contributions.

(c) Any Share Acquisition Loan shall be without recourse against the Plan and Trust.

Section 6.3 Loan Repayment Account.

In the event that one or more Share Acquisition Loans shall be obtained, a Loan Repayment Account shall be established under the Plan. The Loan Repayment Account shall be credited with all Shares acquired with the proceeds of a Share Acquisition Loan, all Loan Repayment Contributions and all earnings (including dividends paid in the form of Shares) or appreciation attributable to such Shares and Loan Repayment Contributions. The Loan Repayment Account shall be charged with all payments of principal and interest made by the Trustee with respect to any Share Acquisition Loan, all Shares released in accordance with Section 6.4 and all losses, depreciation or expenses attributable to Shares or to other property credited thereto. The Financed Shares, as well as any earnings thereon, shall be allocated to such Loan Repayment Account and shall be accounted for separately from all other amounts or property contributed under the Plan.

Section 6.4 Release of Financed Shares.

As of the last day of each Plan Year during which a Share Acquisition Loan is outstanding, a portion of the Financed Shares purchased with the proceeds of such Share Acquisition Loan and allocated to the Loan Repayment Account shall be released. The number of Financed Shares released in any such Plan Year shall be equal to the amount determined according to one of the following methods:

(a) by computing the product of: (i) the number of Financed Shares purchased with the proceeds of such Share Acquisition Loan and allocated to the Loan Repayment Account immediately before the release is effected; multiplied by (ii) a fraction, the numerator of which is the aggregate amount of the principal and interest payments (other than payments made upon the refinancing of a Share Acquisition Loan as contemplated by Section 6.1(c)) made with respect to such Share Acquisition Loan during such Plan Year, and the denominator of which is the aggregate amount of all principal and interest remaining to be paid with respect to such Share Acquisition Loan as of the first day of such Plan Year; or

(b) by computing the product of: (i) the number of Financed Shares purchased with the proceeds of such Share Acquisition Loan and allocated to the Loan Repayment Account immediately before the release is effected; multiplied by (ii) a fraction, the numerator of which is the aggregate amount of the principal payments (other than payments made upon the refinancing of a Share Acquisition Loan as contemplated by Section 6.1(c)) made with respect to such Share Acquisition Loan during such Plan Year, and the denominator of which is the aggregate amount of all principal remaining to be paid with respect to such Share Acquisition Loan as of the first day of such Plan Year; provided, however, that the method described in this Section 6.4(b) may be used only if the Share Acquisition Loan does not extend for a period in excess of 10 years after the date of origination and only to the extent that principal payments on such Share Acquisition Loan are made at least as rapidly as under a loan of like principal amount with a like interest rate and term requiring level amortization of principal and interest.

The method to be used shall be specified in the documents governing the Share Acquisition Loan or, if not specified therein, prescribed by the Compensation Committee, in its discretion. In the event that property other than, or in addition to, Financed Shares shall be held in the Loan Repayment Account and pledged as collateral for a Share Acquisition Loan, then the property to be released pursuant to this Section 6.4 shall be property having a Fair Market Value determined by applying the method to be used to the Fair Market Value of all property pledged as collateral for such Share Acquisition Loan; provided, however, that no property other than Financed Shares shall be released pursuant to this Section 6.4 unless all Financed Shares have previously been released.

Section 6.5 Restrictions on Financed Shares.

Except to the extent required under any applicable law, rule or regulation, no Shares purchased with the proceeds of a Share Acquisition Loan shall be subject to a put, call or other option, or to any buy-sell or similar arrangement, while held by the Trustee or when distributed from the Plan. The provisions of this Section 6.5 shall continue to apply in the event that this Plan shall cease to be an employee stock ownership plan, within the meaning of Section 4975(e)(7) of the Code.

Article VII

Allocation of Contributions

Section 7.1 Allocation Among Eligible Participants.

Subject to the limitations of Article VIII, Discretionary Contributions for a Plan Year made in accordance with Section 5.3 and Financed Shares and other property that are released from the Loan Repayment Account for a Plan Year in accordance with Section 6.4 shall be allocated among the Eligible Participants for such Plan Year, in the manner provided in this Article VII.

Section 7.2 Allocation of Released Shares or Other Property.

Subject to the limitations of Article VIII, in the event that Financed Shares or other property are released from the Loan Repayment Account for a Plan Year in accordance with Section 6.4, such released Shares or other property shall be allocated among the Accounts of the Eligible Participants for the Plan Year in the proportion that each such Eligible Participant’s Allocation Compensation for the portion of such Plan Year during which he was a Participant bears to the aggregate of such Allocation Compensation of all Eligible Participants for such Plan Year.

Section 7.3 Allocation of Discretionary Contributions.

Subject to the limitations of Article VIII, in the event that the Participating Employers make Discretionary Contributions for a Plan Year, such Discretionary Contributions shall be allocated among the Accounts of the Eligible Participants for such Plan Year in the proportion that each such Eligible Participant’s Allocation Compensation for the portion of such Plan Year during which he was a Participant bears to the aggregate of such Allocation Compensation of all Eligible Participants for such Plan Year.

Article VIII

Limitations on Allocations

Section 8.1 Optional Limitations on Allocations.

If, for any Plan Year, the application of Sections 7.2 and 7.3 would result in more than one-third of the number of Shares or of the amount of money or property to be allocated thereunder being allocated to the Accounts of Eligible Participants for such Plan Year who are also Highly Compensated Employees for such Plan Year, then the Compensation Committee may, but shall not be required to, direct that this Section 8.1 shall apply in lieu of Sections 7.2 and 7.3. If the Compensation Committee gives such a direction, then the Compensation Committee shall impose a maximum dollar limitation on the amount of Allocation Compensation that may be taken into account for each Eligible Participant. The dollar limitation which shall be imposed shall be the limitation which produces the result that the aggregate Allocation Compensation taken into account for Eligible Participant who are Highly Compensated Employees, constitutes exactly one-third of the aggregate Allocation Compensation taken into account for all Eligible Participants.

Section 8.2 General Limitations on Contributions.

(a) No amount shall be allocated to a Participant’s Account under this Plan for any Limitation Year to the extent that such an allocation would result in an Annual Addition of an amount greater than the lesser of (i) $45,000 (or such other amount as is permissible under Section 415(c)(1)(A) of the Code), or (ii) 100% of the Participant’s Total Compensation for such Limitation Year.

(b) For purposes of this Section 8.2, the following special definitions shall apply:

(i) Annual Addition means the sum of the following amounts allocated on behalf of a Participant for a Limitation Year:

(A) all contributions by the Employer (including contributions made under a salary reduction agreement pursuant to Sections 401(k), 408(k) or 403(b) of the Code) under any qualified defined contribution plan or simplified employee pension (other than this Plan) maintained by the Employer, as well as the Participant’s allocable share, if any, of any forfeitures under such plans as well as amounts allocated to an individual medical benefit account, as defined in Section 415(l)(2) of the Code, which is part of a pension or annuity plan maintained by the Employer; plus

(B) the sum of all of the nondeductible voluntary contributions under any other qualified defined contribution plan (whether or not terminated) maintained by the Employer; plus

(C) all Discretionary Contributions under this Plan; plus

(D) except as hereinafter provided in this Section 8.2(b)(i), a portion of the Employer’s Loan Repayment Contributions to the Plan for such Limitation Year which bears the same proportion to the total amount of the Employer’s Loan Repayment Contributions for the Limitation Year that the number of Shares (or the Fair Market Value of property other than Shares) allocated to the Participant’s Account pursuant to Section 7.2 or 8.1, whichever is applicable, bears to the aggregate number of Shares (or Fair Market Value of property other than Shares) so allocated to all Participants for such Limitation Year.

Notwithstanding Section 8.2(b)(i)(D), if, for any Limitation Year, the aggregate amount of Discretionary Contributions allocated to the Accounts of the individuals who are Highly Compensated Employees for such Limitation Year, when added to such Highly Compensated Employees’ allocable share of any Loan Repayment Contributions for such Limitation Year, does not exceed one-third of the total of all Discretionary Contributions and Loan Repayment Contributions for such Limitation Year, then that portion, if any, of the Loan Repayment Contributions for such Limitation Year that is applied to the payment of interest on a Share Acquisition Loan shall not be included as an Annual Addition. In no event shall any Financed Shares, any dividends or other earnings thereon, any proceeds of the sale thereof or any portion of the value of the foregoing be included as an Annual Addition. No catch-up elective deferrals under Section 414(v) of the Code shall be included as an Annual Addition.

(ii) Employer means the Company, and all members of a controlled group of corporations, as defined in Section 414(b) of the Code, as modified by Section 415(h) of the Code, all commonly controlled trades or businesses, as defined in Section 414(c) of the Code, as modified by Section 415(h) of the Code, all affiliated service groups, as defined in Section 414(m) of the Code, of which the Company is a member that employs any person who is considered an employee under Section 20.7 and any other entity that is required to be aggregated with the Employer pursuant to regulations under Section 414(o) of the Code.

(iii) Limitation Year means the Plan Year.

(c) When an individual’s Annual Addition to this Plan must be reduced to satisfy the limitations of Section 8.2(a), such reduction shall be applied to Discretionary Contributions and to Shares allocated as a result of a Loan Repayment Contribution which are included as an Annual Addition in such order as shall result in the smallest reduction in the number of Shares allocable to the Individual’s Account. The amount by which any individual’s Annual Addition to this Plan is reduced shall be allocated in accordance with Articles V and VII as a contribution by the Participating Employers in the next succeeding Limitation Year.

(d) Prior to determining an individual’s actual Total Compensation for a Limitation Year, the Participating Employer may determine the limitations under this Section 8.2 for an individual on the basis of a reasonable estimation of the individual’s Total Compensation for the Limitation Year that is uniformly determined for all individuals who are similarly situated. As soon as it is administratively feasible after the end of the Limitation Year, the limitations of this Section 8.2 shall be determined on the basis of the individual’s actual Total Compensation for the Limitation Year.

Article IX

Vesting

Section 9.1 Vesting.

Subject to the provisions of Sections 9.2 and 14.2, the balance credited to each Participant’s Account shall become vested in accordance with the following schedule:

Complete Years of Vesting Service	Vested Percentage
less than 2 years	0%
2 years	25%
3 years	50%
4 years	75%
5 or more years	100%

Section 9.2 Vesting on Death, Disability, Retirement or Change in Control.

Any previously unvested portion of the remainder of the balance credited to the Account of a Participant or of a person who is a Former Participant solely because he is excluded from membership under Section 2.1(b) shall become fully vested immediately upon his Retirement, or, if earlier, upon the termination of his employment with all Affiliated Employers by reason of death, Disability or upon the occurrence of a Change in Control.

Section 9.3 Forfeitures on Termination of Employment.

Upon the termination of employment of a Participant or Former Participant for any reason other than death, Disability or Retirement, that portion of the balance credited to his Account which is not vested at the date of such termination shall be forfeited upon the earliest of (a) full distribution of the vested portion of the Account or (b) the fifth anniversary following the date of such termination of employment. The proceeds of such forfeited amounts, reduced by any amounts required to be credited because of re-employment pursuant to Section 9.4, shall be treated as Forfeitures and shall be disposed of as provided in Section 9.5. If no portion of the balance credited to an Account of a Participant or Former Participant is vested as of the date of his termination of employment, a distribution of $0, representing full distribution of the Account, shall be deemed to have been made to the Participant or Former Participant on such date.

Section 9.4 Amounts Credited Upon Re-Employment.

If an Employee forfeited any amount of the balance credited to his Account upon his termination of employment, and is re-employed by any Affiliated Employer prior to the occurrence of five consecutive One-Year Breaks in Service, then:

(i) an amount equal to the Fair Market Value of the Shares forfeited, determined as of the date of Forfeiture; and

(ii) the amount credited to his General Investment Account that was forfeited, determined as of the date of Forfeiture;

shall be credited back to his Account; provided however, that the Employee repays the amount distributed to him from his Account as a result of such termination no later than the fifth anniversary of his re-employment or the end of the fifth Plan Year to begin after such distribution, whichever is earlier. Such amounts to be re-credited shall be obtained from the proceeds of the forfeited amounts redeemed pursuant to Section 9.3 during the Plan Year in which the repayment is made, unless such proceeds are insufficient, in which case the Employee’s Employer shall make an additional contribution in the amount of such deficiency. For purposes of this Section 9.4, a Participant or Former Participant who received a distribution of $0, shall be deemed to have made repayment on the date of re-employment with an Employer.

Section 9.5 Allocation of Forfeitures.

Any Forfeitures that occur during a Plan Year shall be used to reduce the contributions required of the Participating Employers under the Plan in the next Plan Year and shall be treated as Loan Repayment Contributions and Discretionary Contributions in the proportions designated by the Committee in accordance with Article V.

Article X

The Trust Fund

Section 10.1 The Trust Fund.

The Trust Fund shall be held and invested under the Trust Agreement with the Trustee. The provisions of the Trust Agreement shall vest such powers in the Trustee as to investment, control and disbursement of the Trust Fund, and such other provisions not inconsistent with the Plan, including provision for the appointment of one or more “investment managers” within the meaning of Section 3(38) of ERISA to manage and control (including acquiring and disposing of) all or any of the assets of the Trust Fund, as the Compensation Committee may from time to time authorize.

Section 10.2 Investments.

Except to the extent provided to the contrary in Section 10.3, the Trust Fund shall be invested in:

(i) Shares;

(ii) such Investment Funds as may be established from time to time by the Compensation Committee; and

(iii) such other investments as may be permitted under the Trust Agreement;

in such proportions as shall be determined by the Compensation Committee or, if so provided under the Trust Agreement, as directed by one or more investment managers or by the Trustee, in its discretion; provided, however, that the investments of the Trust Fund shall consist primarily of Shares. Notwithstanding the immediately preceding sentence, the Trustee may temporarily invest the Trust Fund in short-term obligations of, or guaranteed by, the United States Government or an agency thereof, or may retain uninvested, or sell investments to provide, amounts of cash required for purposes of the Plan.

Section 10.3 Distributions for Diversification of Investments.

(a) Notwithstanding Section 10.2, each Qualified Participant may:

(i) during the first 90 days of each of the first five Plan Years to begin after the Plan Year in which he first becomes a Qualified Participant, elect that such percentage of the balance credited to his Account as he may specify, but in no event may he during such five Plan Years withdraw more than 25% of the balance credited to his Account, be either distributed to him pursuant to this Section 10.3(a)(i) or transferred to the 401(k) Plan maintained by the Bank to the extent permitted by such plan, no later than 90 days after the last day that such election may be made; and

(ii) during the first 90 days of the sixth Plan Year to begin after the Plan Year in which he first becomes a Qualified Participant, elect that such percentage of the balance credited to his Account as he may specify, but in no event more than 50% of the balance credited to his Account, be either distributed to him pursuant to this Section 10.3(a)(ii) or transferred to the 401(k) Plan maintained by the Bank to the extent permitted by such plan, no later than 90 days after the last day that such election may be made.

For purposes of an election under this Section 10.3, the balance credited to a Participant’s Account shall be the balance credited to his Account determined as of the last Valuation Date to occur in the Plan Year immediately preceding the Plan Year in which such election is made and the 25% and 50% limitations shall apply to the balance obtained by adding the sum of all amounts withdrawn by such Participant pursuant to the provisions of this Section 10.3 to the balance after it has been reduced by the amount of all amounts distributed or transferred to the 401(k) Plan maintained by the Bank under this Section 10.3.

(b) An election made under Section 10.3(a) shall be made in writing, in the form and manner prescribed by the Plan Administrator, and shall be filed with the Plan Administrator during the election period specified in Section 10.3(a). As soon as is practicable, and in no case later than 90 days following the end of the election period during which such election is made, the Plan Administrator shall take such actions as are necessary to cause the specified percentage of the balance credited to the Account of the Qualified Participant making the election to be distributed to such Qualified Participant.

(c) An election made under Section 10.3(a) may be changed or revoked at any time during the election period described in Section 10.3(a) during which it is initially made. In no event, however, shall any election under this Section 10.3 result in more than 25% of the balance credited to the Participant’s Account being distributed to the Participant or transferred to the 401(k) Plan maintained by the Bank, if such election is made during a Plan Year to which Section 10.3(a)(i) applies, or result in more than 50% of the balance distributed to the Participant or transferred to the 401(k) Plan maintained by the Bank, if such election is made during the Plan Year to which Section 10.3(a)(ii) applies or thereafter.

Section 10.4 Cost of Administering Plan.

To the extent not paid by any Participating Employer, all costs of administering the Plan and all Trustee’s fees will be paid by the Trust from the General Investment Account and if not sufficient from the Share Investment Account.

Section 10.5 Use of Commingled Trust Funds.

Subject to the provisions of the Trust Agreement, amounts held in the Trust Fund may be invested in:

(a) any commingled or group trust fund described in Section 401(a) of the Code and exempt under Section 501(a) of the Code; or

(b) any common trust fund exempt under Section 584 of the Code maintained exclusively for the collective investment of the assets of trusts that are exempt under Section 501(a) of the Code; provided that the trustee of such commingled, group or common trust fund is a bank or trust company.

Section 10.6 Management and Control of Assets.

All assets of the Plan shall be held by the Trustee in trust for the exclusive benefit of Participants, Former Participants and their Beneficiaries. No part of the corpus or income of the Trust Fund shall be used for, or diverted to, purposes other than for the exclusive benefit of Participants, Former Participants and their Beneficiaries, and for defraying reasonable administrative expenses of the Plan and Trust Fund. No person shall have any interest in or right to any part of the earnings of the Trust Fund, or any rights in, to or under the Trust Fund or any part of its assets, except to the extent expressly provided in the Plan.

Article XI

Valuation of Interests in the Trust Fund

Section 11.1 Establishment of Investment Accounts.

The Plan Administrator shall establish, or cause to be established, for each person for whom an Account is maintained a Share Investment Account and a General Investment Account. Such Share Investment Accounts and General Investment Accounts shall be maintained in accordance with this Article XI.

Section 11.2 Share Investment Accounts.

The Share Investment Account established for a person in accordance with Section 11.1 shall be credited with: (a) all Shares allocated to such person’s Account; (b) all Shares purchased with amounts of money or property allocated to such person’s Account; (c) all dividends paid in the form of Shares with respect to Shares credited to his Account; and (d) all Shares purchased with amounts credited to such person’s General Investment Account. Such Share Investment Account shall be charged with all Shares that are sold or exchanged to acquire other investments or to provide cash and with all Shares that are distributed in kind.

Section 11.3 General Investment Accounts.

The General Investment Account that is established for a person in accordance with Section 11.1 shall be credited with: (a) all amounts, other than Shares, allocated to such person’s Account; (b) all dividends paid in a form other than Shares with respect to Shares credited to such person’s Share Investment Account; (c) the proceeds of any sale of Shares credited to such person’s Share Investment Account; and (d) any earnings attributable to amounts credited to such person’s General Investment Account. Such General Investment Account shall be charged with all amounts credited thereto that are applied to the purchase of Shares, any losses or depreciation attributable to amounts credited thereto, any expenses allocable thereto and any distributions of amounts credited thereto.

Section 11.4 Valuation of Investment Accounts.

(a) The Plan Administrator shall determine, or cause to be determined, the aggregate value of each person’s Share Investment Account as of each Valuation Date by multiplying the number of Shares credited to such Share Investment Account on such Valuation Date by the Fair Market Value of a Share on such Valuation Date.

(b) As of each Valuation Date, the Accounts of each Participant shall be separately adjusted to reflect their proportionate share of any appreciation or depreciation in the fair market value of the General Investment Account, any income earned by the General Investment Account and any expenses incurred by the General Investment Account, as well as any contributions, withdrawals or distributions and investment transfers not posted as of the last Valuation Date.

Section 11.5 Annual Statements.

There shall be furnished, by mail or otherwise, at least once in each Plan Year to each person who would then be entitled to receive all or part of the balance credited to any Account if the Plan were then terminated, a statement of his interest in the Plan as of such date as shall be selected by the Plan Administrator, which statement shall be deemed to have been accepted as correct and be binding on such person unless the Plan Administrator receives written notice to the contrary within 30 days after the statement is mailed or furnished to such person.

Article XII

Shares

Section 12.1 Specific Allocation of Shares.

All Shares purchased under the Plan shall be specifically allocated to the Share Investment Accounts of Participants, Former Participants and their Beneficiaries in accordance with Section 11.2, with the exception of Financed Shares, which shall be allocated to the Loan Repayment Account.

Section 12.2 Dividends.

(a) Dividends paid with respect to Shares held under the Plan shall be credited to the Loan Repayment Account, if paid with respect to Financed Shares. Such dividends shall be: (i) applied to the payment of principal and accrued interest with respect to any Share Acquisition Loan, if paid in cash; or (ii) held in the Loan Repayment Account as Financed Shares for release in accordance with Section 6.4, if paid in the form of Shares.

(b) Dividends paid with respect to Shares allocated to a person’s Share Investment Account shall be credited to such person’s Share Investment Account. Cash dividends credited to a person’s General Investment Account shall be, at the direction of the Committee, either: (i) held in such General Investment Account and invested in accordance with Sections 10.2 and 11.3; (ii) distributed immediately to such person; (iii) distributed to such person within 90 days of the close of the Plan Year in which such dividends were paid; (iv) used to make payments of principal or interest on a Share Acquisition Loan; provided, however, that the Fair Market Value of Financed Shares released from the Loan Repayment Account as a result of such payment equals or exceeds the amount of the dividend; or (v) either held as provided in Section 12.2(b)(i) or distributed as provided in Section 12.2(b)(ii), as each person shall elect for his own Account.

Section 12.3 Voting Rights.

(a) Each person shall direct the manner in which all voting rights appurtenant to Shares allocated to his Share Investment Account will be exercised, provided that such Shares were allocated to his Share Investment Account as of the applicable record date. Such person shall, for such purpose, be deemed a “named fiduciary” within the meaning of Section 402(a)(2) of ERISA. Such a direction shall be given by completing and filing with the inspector of elections, the Trustee or such other person who shall be independent of the Participating Employers as the Committee shall designate, at least 10 days prior to the date of the meeting of holders of Shares at which such voting rights will be exercised, a written direction in the form and manner prescribed by the Committee. The inspector of elections, the Trustee or such other person designated by the Committee shall tabulate the directions given on a strictly confidential basis, and shall provide the Committee with only the final results of the tabulation. The final results of the tabulation shall be followed by the Committee in directing the Trustee as to the manner in which such voting rights shall be exercised. The Plan Administrator shall make a reasonable effort to furnish, or cause to be furnished, to each person for whom a Share Investment Account is maintained all annual reports, proxy materials and other information known by the Plan Administrator to have been furnished by the issuer of the Shares, or by any solicitor of proxies, to the holders of Shares.

(b) To the extent that any person shall fail to give instructions with respect to the exercise of voting rights appurtenant to Shares allocated to his Share Investment Account:

(i) the Trustee shall, with respect to each matter to be voted upon: (A) cast a number of affirmative votes equal to the product of (I) the number of allocated Shares for which no written instructions have been given, multiplied by (II) a fraction, the numerator of which is the number of allocated Shares for which affirmative votes will be cast in accordance with written instructions given as provided in Section 12.3(a) and the denominator of which is the aggregate number of affirmative and negative votes which will be cast in accordance with written instructions given as aforesaid, and (B) cast a number of negative votes equal to the excess (if any) of (I) the number of allocated Shares for which no written instructions have been given over (II) the number of affirmative votes being cast with respect to such allocated Shares pursuant to Section 12.3(b)(i)(A); or

(ii) if the Trustee shall determine that it may not, consistent with its fiduciary duties, vote the allocated Shares for which no written instructions have been given in the manner described in Section 12.3(b)(i), it shall vote such Shares in such manner as it, in its discretion, may determine to be in the best interests of the persons to whose Share Investment Accounts such Shares have been allocated.

(c)(i) The voting rights appurtenant to Financed Shares shall be exercised as follows with respect to each matter as to which holders of Shares may vote:

(A) a number of votes equal to the product of (I) the total number of votes appurtenant to Financed Shares allocated to the Loan Repayment Account on the applicable record date; multiplied by (II) a fraction, the numerator of which is the total number of affirmative votes cast by Participants, Former Participants and the Beneficiaries of deceased Former Participants with respect to such matter pursuant to Section 12.3(a) and the denominator of which is the total number of affirmative and negative votes cast by Participants, Former Participants and the Beneficiaries of deceased Former Participants, shall be cast in the affirmative; and

(B) a number of votes equal to the excess of (I) the total number of votes appurtenant to Financed Shares allocated to the Loan Repayment Account on the applicable record date, over (II) the number of affirmative votes cast pursuant to Section 12.3(c)(i)(A) shall be cast in the negative.

To the extent that the Financed Shares consist of more than one class of Shares, this Section 12.3(c)(i) shall be applied separately with respect to each class of Shares.

(ii) If voting rights are to be exercised with respect to Financed Shares as provided in Section 12.3(c)(i)(A) and (B) at a time when there are no Shares allocated to the Share Investment Accounts of Participants, Former Participants and the Beneficiaries of deceased Former Participants, then the voting rights appurtenant to Financed Shares shall be exercised as follows with respect to each matter as to which holders of Shares may vote:

(A) Each person who is a Participant on the applicable record date will be granted a number of votes equal to the quotient, rounded to the nearest integral number, of (I) such Participant’s Allocation Compensation for the Plan Year ending on or immediately prior to such record date (or for the portion of such Plan Year during which he was a Participant); divided by (II) $1,000.00; and

(B) a number of votes equal to the product of (I) the total number of Financed Shares allocated to the Loan Repayment Account on the applicable record date; multiplied by (II) a fraction, the numerator of which is the total number of votes that are cast in the affirmative with respect to such matter pursuant to Section 12.3(c)(ii)(A) and the denominator of which is the total number of votes that are cast either in the affirmative or in the negative with respect to such matter pursuant to Section 12.3(c)(ii)(A), shall be cast in the affirmative; and

(C) a number of votes equal to the excess of (I) the total number of Financed Shares allocated to the Loan Repayment Account on the applicable record date, over (II) the number of affirmative votes cast with respect to such matter pursuant to Section 12.3(c)(ii)(B), shall be cast in the negative.

To the extent that the Financed Shares consist of more than one class of Shares, this Section 12.3(c)(ii) shall be applied separately with respect to each class of Shares.

Section 12.4 Tender Offers.

(a) Each person shall direct whether Shares allocated to his Share Investment Account will be delivered in response to any Tender Offer. Such person shall, for such purpose, be deemed a “named fiduciary” within the meaning of Section 402(a)(2) of ERISA. Such a direction shall be given by completing and filing with the Trustee or such other person who shall be independent of the Participating Employers as the Committee shall designate, at least 10 days prior to the latest date for exercising a right to deliver Shares pursuant to such Tender Offer, a written direction in the form and manner prescribed by the Committee. The Trustee or other person designated by the Committee shall tabulate the directions given on a strictly confidential basis, and shall provide the Committee with only the final results of the tabulation. The final results of the tabulation shall be followed by the Committee in directing the number of Shares to be delivered. The Plan Administrator shall make a reasonable effort to furnish, or cause to be furnished, to each person for whom a Share Investment Account is maintained, all information known by the Plan Administrator to have been furnished by the issuer or by or on behalf of any person making such Tender Offer, to the holders of Shares in connection with such Tender Offer.

(b) To the extent that any person shall fail to give instructions with respect to Shares allocated to his Share Investment Account:

(i) the Trustee shall (A) tender or otherwise offer for purchase, exchange or redemption a number of such Shares equal to the product of (I) the number of allocated Shares for which no written instructions have been given, multiplied by (II) a fraction, the numerator of which is the number of allocated Shares tendered or otherwise offered for purchase, exchange or redemption in accordance with written instructions given as provided in Section 12.4(a) and the denominator of which is the aggregate number of allocated Shares for which written instructions have been given as aforesaid, and (B) withhold a number of Shares equal to the excess (if any) of (I) the number of allocated Shares for which no written instructions have been given over (II) the number of Shares being tendered or otherwise offered pursuant to Section 12.4(b)(i)(A); or

(ii) if the Trustee shall determine that it may not, consistent with its fiduciary duties, exercise the tender or other rights appurtenant to allocated Shares for which no written instructions have been given in the manner described in Section 12.4(b)(i), it shall tender, or otherwise offer, or withhold such Shares in such manner as it, in its discretion, may determine to be in the best interests of the persons to whose Share Investment Accounts such Shares have been allocated.

(c) In the case of any Tender Offer, any Financed Shares held in the Loan Repayment Account shall be dealt with as follows:

(i) If such Tender Offer occurs at a time when there are no Shares allocated to the Share Investment Accounts of Participants, Former Participants and the Beneficiaries of deceased Former Participants, then the disposition of the Financed Shares shall be determined as follows:

(A) each person who is a Participant on the applicable record date will be granted a number of tender rights equal to the quotient, rounded to the nearest integral number, of (I) such Participant’s Allocation Compensation for the Plan Year ending on or immediately prior to such record date (or for the portion of such Plan Year during which he was a Participant), divided by (II) $1,000.00; and

(B) on the last day for delivering Shares or otherwise responding to such Tender Offer, a number of Shares equal to the product of (I) the total number of Financed Shares allocated to the Loan Repayment Account on the last day of the effective period of such Tender Offer; multiplied by (II) a fraction, the numerator of which is the total number of tender rights exercised in favor of the delivery of Shares in response to the Tender Offer pursuant to Section 12.4(c)(i)(A) and the denominator of which is the total number of tender rights that are exercisable in response to the Tender Offer pursuant to Section 12.4(c)(i)(A), shall be delivered in response to the Tender Offer; and

(C) a number of Shares equal to the excess of (I) the total number of Financed Shares allocated to the Loan Repayment Account on the last day of the effective period of such Tender Offer; over (II) the number of Shares to be delivered in response to the Tender Offer pursuant to Section 12.4(c)(i)(B), shall be withheld from delivery.

(ii) If such Tender Offer occurs at a time when the voting rights appurtenant to such Financed Shares are to be exercised in accordance with Section 12.3(c)(i), then:

(A) on the last day for delivering Shares or otherwise responding to such Tender Offer, a number of Financed Shares equal to the product of (I) the total number of Financed Shares allocated to the Loan Repayment Account on the last day of the effective period of such Tender Offer; multiplied by (II) a fraction, the numerator of which is the total number of Shares delivered from the Share Investment Accounts of Participants, Former Participants and the Beneficiaries of deceased Former Participants in response to such Tender Offer pursuant to Section 12.4(a), and the denominator of which is the total number of Shares allocated to the Share Investment Accounts of Participants, Former Participants and Beneficiaries of deceased Former Participants immediately prior to the last day for delivering Shares or otherwise responding to such Tender Offer, shall be delivered; and

(B) a number of Financed Shares equal to the excess of (I) the total number of Financed Shares allocated to the Loan Repayment Account on the last day for delivering Shares or otherwise responding to such Tender Offer; over (II) the number of Financed Shares to be delivered pursuant to Section 12.4(c)(ii)(A), shall be withheld from delivery.

To the extent that the Financed Shares consist of more than one class of Shares, this Section 12.4(c) shall be applied separately with respect to each class of Shares.

Article XIII

Distribution Of Participant Accounts

Section 13.1 Distribution Date.

(a) Except as elsewhere specifically provided, no portion of the Fund shall be distributed to any Participant, Former Participant or Beneficiary until such Participant’s employment with all Affiliated Employers has been terminated. Notwithstanding any provision in the Plan to the contrary, the distribution of a Participant’s benefits shall be made in compliance with the provisions of Section 13.3 hereof, Section 401(a)(9) of the Code and the Treasury regulations thereunder, the provisions of which are incorporated hereby by reference.

(b) The benefits to which a Participant who attains age 70  1/2 is entitled hereunder shall be distributed or commence to be distributed no later than April 1 of the calendar year following the later of (i) the calendar year in which the Participant attains age 70 1/2 or (ii) the calendar year in which the Participant retires, provided, however, that this clause (ii) shall not apply in the case of a Participant who is a five (5) percent owner at any time during the Plan Year ending with or within the calendar year in which such owner attains age 70 1/2. Once distributions have begun to a five (5) percent owner under this Subsection (g), they must continue to be distributed, even if the Participant ceases to be a five (5) percent owner in a subsequent year. The period over which distribution is made shall not be longer than the life of the Participant or the lives of the Participant and his designated beneficiary (or the life expectancy of the Participant or the life expectancies of the Participant and his designated beneficiary).

Section 13.2 Method of Distribution.

(a) In the event a Participant’s employment with all Affiliated Employers has been terminated, distribution of his vested Accounts shall be made in one lump sum. The time at which payment is to be made or commence to be made pursuant to this Section 13.2 shall be designated by the Participant and is subject to the notice requirements of Section 13.3 hereof. Under all options, unless the Participant otherwise elects, payment shall be made not later than the sixtieth (60th) day after the close of the Plan Year in which the latest of the following occurs: (i) the Participant attains age 65; (ii) the tenth anniversary of the year in which the Participant commenced participation in the Plan; or (iii) the Participant terminates his service with all Affiliated Employers. Subject to the terms of Section 13.1 hereof, a Participant’s failure or delay in electing a distribution option shall be considered an election to defer distribution. In any event payment under any option shall not be required to commence earlier than 30 days following termination of such Participant’s employment with all Affiliated Employers for any reason.

(b) Notwithstanding anything in this Article XIII to the contrary, if a Participant’s employment with all Affiliated Employers is terminated, and the total value of his vested Account as of the most recent Valuation Date immediately preceding his Distribution Date does not exceed $5,000, the Committee shall cause to be distributed a single sum equal to the value of the entire vested portion of his Account to such Participant as soon as administratively practicable; and the non-vested portion, if any, will be forfeited. If a Participant would have received a distribution under the preceding sentence but for the fact that the total value of the Participant’s vested Account exceeds $5,000 on the applicable Valuation Date and if at a later time the value of such Account is reduced such that it is not greater than $5,000, the Participant will receive a distribution of such Account as soon as administratively practicable; and the non-vested portion will be treated as a forfeiture.

(c) In the event a single sum distribution greater than $1,000 is to be made to a Participant in accordance with the provisions of Subsection 13.2(b), and such Participant does not elect to have such distribution paid directly to an eligible retirement plan specified by such Participant in a direct rollover in accordance with Section 13.7 or to receive the distribution directly in cash in accordance with Subsection 13.2(b), then the Plan Administrator shall direct payment of the distribution in a direct rollover to an individual retirement plan designated by the Plan Administrator.

Section 13.3 Minimum Distributions; 401(a)(9) Compliance.

Any method of distribution must comply with the requirements of this Section 13.3.

(a) General Rules.

(i) Precedence. The requirements of this Section will take precedence over any inconsistent provisions of the Plan.

(ii) Requirements of Treasury Regulations. All distributions required under this Section shall be determined and made in accordance with the Treasury Regulations under Section 401(a)(9) of the Internal Revenue Code.

(b) Time and Manner of Distribution.

(i) Required Beginning Date. The Participant’s entire interest will be distributed to the Participant no later than the Participant’s Required Beginning Date.

(ii) Death of Participant Before Distributions Begin. If the Participant dies before distributions begin, the Participant’s entire interest will be distributed no later than as follows:

(A) If the Participant’s surviving spouse is the Participant’s sole Designated Beneficiary, then distributions to the surviving spouse will be made by December 31st of the calendar year immediately following the calendar year in which the Participant died, or by December 31st of the calendar year in which the Participant would have attained age 70  1/2 , if later.

(B) If the Participant’s surviving spouse is not the Participant’s sole Designated Beneficiary, then distributions to the Designated Beneficiary will be made by December 31st of the calendar year immediately following the calendar year in which the Participant died.

(C) If there is no Designated Beneficiary as of September 30th of the year following the year of the Participant’s death, the Participant’s entire interest will be distributed by December 31st of the calendar year containing the fifth anniversary of the Participant’s death.

(D) If the Participant’s surviving spouse is the Participant’s sole Designated Beneficiary and the surviving spouse dies after the Participant but before distributions to the surviving spouse begin, this Subsection 13.3(b)(ii), other than Subsection 13.3(b)(ii)(A), will apply as if the surviving spouse were the Participant.

(c) Definitions. As used in this Section 13.3 the following terms have the meanings set forth in this Subsection.

(i) Designated Beneficiary. The individual or non-individual who is designated as the Beneficiary under this Article XIII of the Plan.

(ii) Required Beginning Date. The date by which distributions to the Participant are required to begin pursuant to the applicable provisions of Section 13.1.

Section 13.4 Vested Interest Held in Fund.

Any part of the interest of a Former Participant or Beneficiary held for future distribution shall continue to be invested in accordance with Article X as part of the Trust Fund. The balance of such Account shall continue to fluctuate with investment results to the same extent as they would if such Former Participant or Beneficiary had continued to be a Participant. Distribution from such Accounts shall be made in accordance with the provisions of this Article XIII.

Section 13.5 Distribution of Benefits Upon Death Prior to Benefit Payment.

(a) The vested Account balance of a Participant or Former Participant who dies prior to the Distribution Date shall be paid to his surviving spouse if such Participant or Former Participant is married, but if there is no surviving spouse, or if the surviving spouse has consented as provided in Section 13.8, then to the Participant’s designated Beneficiary. Such vested Account balance shall be payable in a lump sum. Such payment shall be made or commence to be made as soon as administratively practicable following the Beneficiary’s request for payment, subject to the terms of Subsection (d) through (g) hereof, but shall not be required to commence earlier than 30 days following the date of the Participant’s death. For purposes of this Section 13.5, the term “spouse” shall mean the spouse to whom the Participant is married on the date of his death.

(b) Such Participant or Former Participant may waive the spousal death benefit described in this Section 13.5 at any time provided that no such waiver shall be effective unless the spouse consents to such waiver and the spouse’s consent satisfies the requirements of Section 13.8.

(c) In the event a Participant or Former Participant dies prior to commencing distribution of his Account, his vested Account balance shall be paid in accordance with Subsection (a) hereof to the Participant’s surviving spouse or other Beneficiary in one lump-sum payment in cash or in property;

(d) Notwithstanding any provision in the Plan to the contrary, distributions upon the death of a Participant shall be made in accordance with the following requirements and shall otherwise comply with Section 13.3 and Section 401(a)(9) of the Code and the regulations thereunder. If a Participant or Former Participant dies before he has begun to receive any distributions of his interest under the Plan or before distributions have begun pursuant to regulations, then distribution of such person’s interest in his Accounts (or applicable portion thereof) shall be distributed to his Beneficiaries by December 31 of the calendar year in which the fifth anniversary of his date of death occurs.

(e) Notwithstanding the provisions of this Section 13.5, if a Participant or Former Participant dies and the total value of such Participant’s vested interest in his Account, does not exceed $5,000 an amount equal to the total value of such vested interest shall be distributed to his Beneficiary or Beneficiaries in a single sum as soon as administratively practicable. If a Beneficiary or Beneficiaries would have received a distribution under the preceding sentence but for the fact that the Participant’s vested account balance exceeded $5,000 on the Participant’s date of death and if at a later time such account balance is reduced such that it is not greater than $5,000, the Beneficiary or Beneficiaries will receive a distribution of such account balance as soon as administratively practicable.

Section 13.6 Manner of Payment.

Distributions made pursuant to the provisions of this Article XIII shall be made, in accordance with the written direction of the person requesting the payment, in whole Shares, in cash, or in a combination of cash and whole Shares. Such written direction shall be given in such form and manner as the Plan Administrator may prescribe. If no such direction is given, then payment shall be made in the maximum number of whole Shares that may be acquired with the amount of the payment, plus, if necessary, an amount of money equal to any remaining amount of the payment that is less than the Fair Market Value of a whole Share.

Section 13.7 Direct Rollovers.

Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee’s election under this Article XIII, a distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover. The following definitions shall apply for purposes of this Section:

(a) Eligible rollover distribution: An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee’s designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; and the portion of any distribution that is not includable in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities); any other distribution which when added to the total distributions expected to be made on behalf of the distributee for the calendar year is reasonably expected to total less than $200.

(b) Eligible retirement plan: An eligible retirement plan is an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in Section 403(a) of the Code, plans described in Sections 403(b) or 457(b) of the Code, or a qualified trust described in Section 401(a) of the Code, that accepts the distributee’s eligible rollover distribution. However, in the case of an eligible rollover distribution to a surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

(c) Distributee: A distributee includes an Employee or former Employee. In addition, the Employee’s or former Employee’s surviving spouse and the Employee’s or former Employee’s spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code, are distributees with regard to the interest of the spouse or former spouse.

(d) Direct rollover: A direct rollover is a payment by the plan to the eligible retirement plan specified by the distributee.

Section 13.8 Designation of Beneficiary:

(a) Subject to the provisions of Subsection (b) of this Section, each Participant or Former Participant may from time to time designate any person or persons (who may be designated primarily, contingently or successively and who may be an entity other than a natural person) as his Beneficiary or Beneficiaries to whom his Plan benefits are paid if he dies before receipt of all such benefits. Each Beneficiary designation shall be in a form prescribed by the Committee and will be effective only when filed with the Committee during the Participant’s lifetime.

If a married Participant wishes to designate a Beneficiary other than the Participant’s spouse, the Plan Administrator shall provide the Participant with a notice explaining that the entire vested benefits of the Participant will, upon the Participant’s death, be distributed to the Participant’s spouse, unless the spouse has consented, as provided in Subsection (b), to the Beneficiary designation. Each Beneficiary designation filed with the Committee will supersede all previously filed Beneficiary designations. The revocation of a Beneficiary designation shall not require the consent of any designated Beneficiary except as provided in Subsection (b) below.

(b) No Beneficiary designation by a married Participant shall be effective unless the Participant’s spouse consents to the Beneficiary designation. The spouse’s consent must:

(i) be in writing and acknowledge the beneficiary the Participant designated including any class of beneficiaries or any contingent beneficiaries, which may not be changed without spousal consent (unless the spouse expressly permits designations by the Participant without any further spousal consent);

(ii) acknowledge that without the spouse’s consent the spouse would receive upon the Participant’s death the Participants entire vested Account;

(iii) acknowledge that the consent cannot be revoked; and

(iv) be witnessed by a notary public.

Notwithstanding the foregoing, spousal consent to a Participant’s Beneficiary designation shall not be required if:

(i) the spouse is designated as the sole primary beneficiary by the Participant, or

(ii) it is established to the satisfaction of the Plan Administrator that spousal consent cannot be obtained because there is no spouse, because the spouse cannot be located or because of such other circumstances as may be prescribed in regulations issued by the Secretary of the Treasury.

Any consent by a spouse obtained under this provision (or establishment that consent of a spouse may not be obtained) shall be effective only with respect to such spouse.

(c) If any Participant or Former Participant fails to designate a Beneficiary in the manner provided in this Section, or no Beneficiary designated by him survives, then such Participant’s benefits shall be paid to his surviving spouse, and if no spouse survives, then to his surviving children, including adopted children, in equal shares, but if none survives then to his Legal Representative. Payments may be made in any form allowable hereunder and the Code (without loss of tax qualified status) and the Act.

Section 13.9 Valuation of Shares Upon Distribution.

Notwithstanding any contrary provision in this Article XIII, in the event that all or a portion of a payment of a distribution is to be made in cash, the recipient shall only be entitled to receive the proceeds of the Shares allocated to his Account that are sold in connection with such distribution and which are valued as of the date of such sale.

Section 13.10 Put Options.

(a) Except as provided otherwise in this Section 13.10, each Participant or Former Participant to whom Shares are distributed under the Plan, each Beneficiary of a deceased Participant or Former Participant, including the estate of a deceased Participant or Former Participant, to whom Shares are distributed under the Plan, and each person to whom such a Participant, Former Participant or Beneficiary gives Shares that have been distributed under the Plan shall have the right to require the Company to purchase from him all or any portion of such Shares. A person shall exercise such right by delivering to the Company a written notice, in such form and manner as the Company may by written notice to such person prescribe, setting forth the number of Shares to be purchased by the Company, the number of the stock certificate evidencing such person’s ownership of such Shares (if represented by certificates), and the effective date of the purchase. Such notice shall be given at least 30 days in advance of the effective date of purchase, and the effective date of purchase specified therein shall be, either within the 60 day period that begins on the date on which the Shares to be purchased by the Company were distributed from the Plan or within the 60 day period that begins on the first day of the Plan Year immediately following the Plan Year in which the Shares to be purchased by the Company are distributed from the Plan. As soon as practicable following its receipt of such a notice, the Company shall take such actions as are necessary to purchase the Shares specified in such notice at a price per Share equal to the Fair Market Value of a Share determined as of the Valuation Date coincident with or immediately preceding the effective date of the purchase.

(b) The Company shall have no obligation to purchase any Share (i) pursuant to a notice that is not timely given, or on an effective date of purchase that is not within the periods prescribed in Section 13.11(a), or (ii) during a period in which Shares are publicly traded on an established market.

Section 13.11 Right of First Refusal.

(a) For any period during which Shares are not publicly traded on an established market, no person who owns Shares that were distributed from the Plan, other than a person to whom such Shares were sold in compliance with this Section 13.11, shall sell such Shares to any person other than the Company without first offering to sell such Shares to The Company in accordance with this Section 13.11.

(b) In the event that a person to whom this Section 13.11 applies shall receive and desire to accept from a person other than the Company an offer to purchase Shares to which this Section 13.11 applies, he shall furnish to the Company a written notice which shall:

(i) include a copy of such offer to purchase;

(ii) offer to sell to The Company the Shares subject to such offer to purchase at a price per Share that is equal to the greater of:

(A) the price per Share specified in such offer to purchase; or

(B) the Fair Market Value of a Share as of the Valuation Date coincident with or immediately preceding the date of such notice;

and otherwise upon the same terms and conditions as those specified in such offer to purchase; and

(iii) include an indication of his intention to accept such offer to purchase if The Company does not accept his offer to sell.

Such person shall refrain from accepting such offer to purchase for a period of fourteen days following the date on which such notice is given.

(c) The Company shall have the right to purchase the Shares covered by the offer to sell contained in a notice given pursuant to Section 13.11(b), on the terms and conditions specified in such notice, by written notice given to the party making the offer to sell not later than the fourteenth day after the notice described in Section 13.11(b) is given. If The Company does not give such a notice during the prescribed fourteen day period, then the person owning such Shares may accept the offer to purchase described in the notice.

Article XIV

Change in Control

Section 14.1 Definition of Change in Control; Pending Change in Control.

(a) A Change in Control shall be deemed to have occurred upon the happening of any of the following events:

(i) the consummation of a reorganization, merger or consolidation of the Company with one or more other persons, other than a transaction following which:

(A) at least 51% of the equity ownership interests of the entity resulting from such transaction are beneficially owned (within the meaning of Rule 13d-3 promulgated under the Exchange Act in substantially the same relative proportions by persons who, immediately prior to such transaction, beneficially owned (within the meaning of Rule 13d-3 promulgated under the Exchange Act) at least 51% of the outstanding equity ownership interests in the Company; and

(B) at least 51% of the securities entitled to vote generally in the election of directors of the entity resulting from such transaction are beneficially owned (within the meaning of Rule 13d-3 promulgated under the Exchange Act) in substantially the same relative proportions by persons who, immediately prior to such transaction, beneficially owned (within the meaning of Rule 13d-3 promulgated under the Exchange Act) at least 51% of the securities entitled to vote generally in the election of directors of the Company;

(ii) the acquisition of all or substantially all of the assets of the Company or beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of the outstanding securities of the Company entitled to vote generally in the election of directors by any person or by any persons acting in concert;

(iii) a complete liquidation or dissolution of the Company;

(iv) the occurrence of any event if, immediately following such event, at least 50% of the members of the Board do not belong to any of the following groups:

(A) individuals who were members of the Board on the Effective Date; or

(B) individuals who first became members of the Board after the Effective Date either:

upon election to serve as a member of the Board by affirmative vote of three-quarters of the members of such Board, or of a nominating committee thereof, in office at the time of such first election; or

upon election by the shareholders of the Board to serve as a member of such Board, but only if nominated for election by affirmative vote of three-quarters of the members of the Board, or of a nominating committee thereof, in office at the time of such first nomination;

provided, however, that such individual’s election or nomination did not result from an actual or threatened election contest or other actual or threatened solicitation of proxies or consents other than by or on behalf of the Board; or

(v) any event which would be described in Section 14.1(a)(i), (ii), (iii) or (iv) if the term “Bank” were substituted for the term “Company” therein and the term “Board” meant the Board of Directors of the Bank.

In no event, however, shall a Change of Control be deemed to have occurred as a result of any acquisition of securities or assets of the Company, the Bank, or a subsidiary of either of them, by the Company, the Bank, or any subsidiary of either of them, or by any employee benefit plan maintained by any of them. For purposes of this Section 14.1(a), the term “person” shall have the meaning assigned to it under Sections 13(d)(3) or 14(d)(2) of the Exchange Act.

Section 14.2 Vesting on Change of Control.

Notwithstanding any other provision of the Plan, upon the effective date of a Change in Control, the Account of each person who would then, upon termination of the Plan, be entitled to a benefit, shall be fully vested and nonforfeitable.

Section 14.3 Repayment of Share Acquisition Loan.

Notwithstanding any other provision of the Plan, upon the occurrence of a Change in Control, the Committee shall direct the Trustee to sell a sufficient number of Shares to repay any outstanding Share Acquisition Loan, all remaining Shares which had been unallocated (or the proceeds from the sale thereof, if applicable) shall be allocated among the accounts of all individuals with undistributed Account balances on the effective date of such Change in Control who are employed by the Company or Bank on the effective date of such Change of Control. Such allocation of Shares or proceeds shall be in proportion to the balance credited to their Accounts immediately prior to such allocation.

Section 14.4 Plan Termination After Change in Control.

Notwithstanding any other provision of the Plan, after repayment of the loan and allocation of Shares or proceeds as provided in Section 14.3, the Plan shall be terminated and all amounts shall be distributed as soon as practicable.

Section 14.5 Amendment of Section XIV.

Notwithstanding any other provision of the Plan, this Article XIV of the Plan may not be amended after the earliest date on which a Change in Control or Pending Change in Control occurs, except (i) to the extent any amendment is required by the Internal

Revenue Service as a condition to the continued treatment of the Plan as a tax-qualified plan under Section 401(a) of the Code or (ii) to the extent that the Company, in its sole discretion, determines than any such amendment is necessary in order to permit any transaction to which the Company, and/or its parent or affiliate, is or proposes to be a party to qualify for “pooling of interests” accounting treatment.

Article XV

Fiduciary Responsibility

Section 15.1 Designation of Named Fiduciaries.

The following persons are named fiduciaries within the provisions of Section 402(a)(2) of the Act and are so designated by the Company:

(a) the Plan Administrator;

(b) the Administrative Committee;

(c) the Company;

(d) the Bank;

(e) any Investment Manager appointed pursuant to the provisions of the Trust Agreement; and

(f) the Compensation Committee.

Section 15.2 Allocation of Duties.

(a) The Trustee shall be responsible and liable for only those fiduciary duties relating to the Trustee’s duties under the Trust Agreement.

(b) The Plan Administrator shall have such duties as are imposed by any provision of ERISA or by any provisions of the Code upon plan administrators. The Committee, the Trustee, or, at any time at which the Company is not the Plan Administrator, the Company, shall have no duty or responsibility for seeing that the Plan Administrator carries out his duties in accordance with the provisions of law.

(c) The Administrative Committee shall be responsible for carrying out the duties assigned to it by any specific provisions of the Plan including the provisions of Article XVI hereof. The Committee shall not be responsible for any failure of the Trustee or any other fiduciary or other person in carrying out their duties or their failure or errors in carrying out instructions of the Committee.

(d) The duties of any Investment Manager shall be as such duties are as set forth in the documents governing such Investment Manager’s relationship to the Trustee and the Trust Fund, the portion thereof which such Investment Manager is responsible and to carry out such duties in accordance with the provisions of ERISA and the Code as they relate to such Investment Manager’s responsibility and as they may be construed or interpreted by the U.S. Department of Labor, the Internal Revenue Service or judicial decisions.

(e) The Company shall not be liable for any errors or failure to perform duties of the Committee, the Trustee, any Investment Manager or, at any time at which the Company is not the Plan Administrator, the Plan Administrator, except insofar as the Company may have violated the standards set forth in Section 15.3 hereof in choosing any other such fiduciary.

(f) Subject to any limitation on the application of this Section 15.7(c) pursuant to ERISA, neither the Plan Administrator, nor any member of the Committee, nor any officer or employee of the Affiliated Employer to whom fiduciary responsibilities are allocated by a Named Fiduciary, shall be liable for any act of omission or commission by himself or by another person, except for his own individual willful and intentional malfeasance.

(g) Any person or group of persons, committee or entity may serve in more than one fiduciary capacity with respect to the Plan.

Section 15.3 Fiduciary Standards.

(a) Each named fiduciary and any other person who is a fiduciary under the provisions of ERISA with respect to the Plan, shall discharge his duties with respect to the Plan solely in the interest of the Participants, Former Participants and Beneficiaries and shall so discharge them for the exclusive purpose of (i) providing benefits to Participants, Former Participants and their Beneficiaries; and (ii) defraying reasonable expenses of administering the Plan.

(b) Such duties shall be carried forth in accordance with the standards of care, skill, prudence and diligence under the circumstances then prevailing that a prudent man acting in like capacity and familiar with such matters would use in the conduct of an enterprise of like character and with like aims.

(c) Any Plan assets held in the Fund shall, to the extent required by ERISA, the Code, or any other applicable law, be invested by the fiduciary having control of the same in a diversified manner so as to minimize the risk of large losses, unless under the circumstances it is clearly prudent not to do so. In each case, such diversification shall be deemed to exist when held by any Insurance Company in a separate investment account, the assets of which are diversified and the Plan’s interest shares in all such diversified investments and such diversification requirement may also be satisfied by purchase of shares of stock in investment companies registered under the Investment Company Act of 1940 or in a pooled trust fund (to the extent permissible under ERISA and the Code and regulations and rulings pursuant to either) the assets of which are diversified.

(d) Each named fiduciary and any other fiduciary shall discharge his duties with respect to the Plan and Trust in accordance with the documents and instruments governing the Plan and Trust Agreement and any common trust agreement or declaration governing any common, commingled or pooled trust fund in which Trust Fund assets are invested insofar as such documents and instruments are consistent with the provisions of ERISA.

Section 15.4 Employer as a Fiduciary.

The Company and each other Participating Employer is a named fiduciary to the extent it exercises control over assets of the Plan and to the extent it selects fiduciaries, but it shall not be responsible for the actions of any such fiduciaries selected by it in accordance with the standards set forth in Section 16.3. The Company shall not be deemed a fiduciary in exercising its power to amend the Plan or to terminate it or to discontinue contributions hereunder. No Participating Employers shall be deemed a fiduciary in adopting or withdrawing from the Plan.

Section 15.5 Plan Administrator.

(a) Except as provided pursuant to this Section 15.5, the Bank shall be the Plan Administrator and shall, except as provided under the Plan, perform all of the duties and functions of the “Plan Administrator” under ERISA and the Code. The Bank may delegate any duties, responsibilities, functions and powers of the Plan Administrator or any of its other duties, responsibilities, functions or powers to such persons specified by name, title or other description as it acting by the Compensation Committee as its delegee, the Board or the Executive Committee may determine for the efficient administration of the Plan. Until further action by the Compensation Committee, the Board or its Executive Committee, the Compensation Committee shall be responsible for overseeing the performance of officers and other employees of the Bank in carrying out compliance with the notice, reporting, and disclosure requirements of ERISA and the Code and other duties imposed under either or both imposed on the Plan or administrators.

(b) The Bank may designate one or more persons, by name or title, to act as the Plan Administrator, and from the effective date of such appointment, the Bank shall not be the Plan Administrator but such appointees shall be the Plan Administrator and shall perform all of the duties and functions of the Plan Administrator and have all of the powers thereof. Any such person or persons may delegate such duties, functions and powers of the Plan Administrator as it deems advisable, all in accordance with the provisions of Section 15.7.

(c) The Company may assign any and all rights and any and all responsibilities assigned to the Bank by any or all of the provisions of this Article XV to any one or more Affiliated Employers or Committee thereof or individuals.

Section 15.6 Compensation Committee.

The Compensation Committee shall as set forth in Article XVIII, have the power to amend and terminate the Plan or the Trust or both, to the extent the Company has such powers. In exercising such powers to amend or terminate, the Compensation Committee shall not be deemed to be a fiduciary. Further, the Compensation Committee shall have the power and authority to remove and replace the Trustee, and in so doing, it shall act as a fiduciary with respect to the Plan in that it shall make such decisions with respect to removal and replacement in accordance with the standards set forth in Section 15.3. Further, it shall receive reports from the

Administrative Committee with respect to the performance of the Trustee, and review such performance in accordance with carrying out its duties hereunder in accordance with the standards set forth in Section 15.3. Any right, power or duty and authority of the Company or the Bank to appoint or remove any Trustee or to take any actions with respect to the Plan or its assets shall be exercisable by the Compensation Committee without further action by the Company or the Bank.

Section 15.7 Delegation of Fiduciary Duties.

Any fiduciaries named or described in Section 15.1 hereof shall have the right to delegate their duties to one or more persons provided that such delegation is consistent with the standards and provisions of Section 15.3 hereof and such delegating fiduciary shall not be liable for any error or omission by any such delegates in carrying forth such duties provided such delegation was made in accordance with the standards of such Section 15.3 hereof and such delegating fiduciary monitor the performance of such delegate from time to time as required by the standards of Section 15.3 hereof.

Section 15.8 No Bond Except as Required by ERISA.

No bond or other security shall be required of a member of the Committee, the Plan Administrator, or any officer or employee of the Affiliated Employer to whom fiduciary responsibilities are allocated by a Named Fiduciary or any other Plan fiduciary or service provider, except as may be required by ERISA.

Section 15.9 Limitation of Article XV.

Nothing in this Article XV shall be deemed to expand the scope of fiduciary responsibility or liability as otherwise set forth in and limited by provisions of ERISA and regulations, administrative interpretations or rulings or judicial decisions thereunder. In particular, no named fiduciary shall have any responsibility or liability for any loss or by reason of any breach which results from the exercise of control of over any or all accounts of any Participant to the extent such fiduciary would not be liable or responsible pursuant to U.S. Department of Labor Regulations §2550.404c-1.

Article XVI

Administrative Committee

Section 16.1 Appointment and Tenure.

The President and Chief Executive Officer of the Bank shall appoint an Administrative Committee (the “Committee”) to oversee the operations of the Plan. The Committee shall consist of one (1) member or such greater number as such President and Chief Executive Officer shall determine from time to time. Each member of the Administrative Committee shall serve at the pleasure of such President and Chief Executive Officer or until such time as such member resigns or dies. Members of the Committee may, but need not, be officers or Employees, Participants or directors of an Affiliated Employer. Vacancies due to any cause may be promptly filled by such officer, but the Committee may act notwithstanding the existence of any number of vacancies. Members of the Committee who are employees of any Participating Employer shall serve without compensation, but their reasonable expenses shall be paid by the Bank as shall any compensation and any expenses of any member of the Committee who is not an Employee. In the event that at any time the same individual does not hold the office and title of President and Chief Executive Officer of the Company, then the officer exercising authority granted under any provision of the Plan shall be determined by resolution of the Compensation Committee, the Executive Committee or the Board, and in the absence of such resolution, either such officer may exercise any of such powers.

Section 16.2 Notification of Trustee.

The Bank shall notify the Trustee of the membership of the Committee and any change in such membership and shall supply the Trustee with specimen administrative signatures of all such members. The Trustee shall be entitled to rely on any such notice as to the membership of the Committee and shall be entitled to assume conclusively that any signatures so supplied are genuine.

Section 16.3 Action by Committee.

The Committee shall act by majority vote of its members at the time in office and such action may be taken either by a vote at a meeting duly called or in writing without a meeting. The Committee may, by such majority vote, authorize one or more of its members to execute documents on its behalf, in which event the Committee shall notify the Trustee in writing, and the Trustee thereafter may accept and rely upon such authorization until written notification that it has been revoked by the Committee.

Section 16.4 Documents.

The Committee shall keep on file a copy of this Plan (together with any subsequent amendments) and copies of all annual reports of the Trustee, which shall be made available for inspection by Participants, Former Participants and Beneficiaries during normal business hours of the Bank. Upon written request of any Participant, Former Participant, or Beneficiary, the Committee shall furnish such person with a statement of his interest in the Fund as determined as of the most recent Valuation Date.

Section 16.5 Powers of Committee.

The Committee shall have general responsibility to oversee the ordinary operation of the Plan and the execution of the funding and investment policies and alternatives recommended and adopted pursuant to an action of the Compensation Committee or the Board. The Committee shall report to the Compensation Committee, as provided in Section 15.6. The Committee shall further review from time to time the operations of a Plan and provisions of the Plan and Trust Agreement for compliance with applicable legal requirements including those imposed by ERISA and the Code and regulations and rulings thereunder as the same may be amended or otherwise developed from time to time. The Committee shall have all powers necessary or convenient to enable it to fulfill its duties hereunder, except that the Committee shall have no responsibility for the performance of those duties for which the Plan Administrator is responsible under ERISA or the Code or any other provision of law. The Committee shall further have the power and authority to incur all reasonable expenses deemed advisable by it in the performance of its duties under the Plan.

Section 16.6 Benefits Payable Under the Plan.

The Bank shall give the Trustee written notification with respect to all benefits which become payable under the terms and conditions of the Plan and shall direct the Trustee to pay such benefits from the Fund. The Committee shall review and oversee such procedures.

Section 16.7 Construction of the Plan.

The Committee shall have full power to construe, interpret and apply this Plan and to supply implied or interstitial provisions. Further, the Committee shall determine all questions of fact that may arise hereunder, including, but not limited to, what persons are Employees as defined herein, the identity of any Participant’s Beneficiary or Beneficiaries, the periods of any Employee’s Credited Service, the amount of any Employee’s Compensation, and the rights of persons who are, or claim to be Employees, Participants, Former Participants, Beneficiaries or Alternate Payees. Any discretionary actions to be taken under this Plan by the Committee, with respect to the classification of Employees or determination of benefits, shall be uniform in nature and applicable to all Employees similarly situated. The Committee shall have absolute discretion in carrying out its responsibilities. The conclusions and determinations of the Committee as to the construction, interpretation or application of the Plan, or any question arising in connection with the Plan shall be final and conclusive upon all persons claiming an interest in the Fund.

Section 16.8 Engagement of Assistants and Advisors.

The Committee may employ and retain legal counsel, agents, administrators, accountants, actuaries, and such clerical, medical, accounting and bookkeeping services as it may reasonably require to carry out the provisions of the Plan. The Committee may delegate any or all of its administrative functions, including reporting to Participants, Former Participants, Beneficiaries and Alternate Payees and other similar record keeping functions, to any one or more service providers as it deems appropriate or advisable. All fees, costs and expenses charged by any persons so employed or retained shall be paid from the Trust unless sooner paid by one or more Participating Employers.

Section 16.9 Indemnification of the Committee.

The Participating Employers shall indemnify and hold harmless the Committee, each member thereof, counsel, accountants, employees, and the officers and trustees of Participating Employers, from any and all liability, claim, or demand asserted against them with respect to their respective acts or omissions with respect to the Plan provided that with respect to any person who is a fiduciary under any provision of the Code or ERISA, such act or omission to act was not the result of such person’s bad faith. As part of such indemnification and holding harmless, the Company shall provide counsel chosen by it and shall pay all expenses in connection with opposing any such claim, demand or asserted liability. Nothing herein shall be deemed a limitation upon any other protection which any such fiduciary may be entitled under any provision hereof or any doctrine of common law, any relevant statutory provision or the terms of the Charter, Certificate of Incorporation, or By-laws of any Affiliated Employer or any resolution or other action of the Board or its Executive Committee. The provisions of this Section 16.9 shall not be deemed to be applicable with respect to any action by any fiduciary claiming the benefits of this provision unless such person acted in good faith and in a manner he reasonably believed to be in the best interests of any Affiliated Corporation or, in the best interest of the Participants, Former Participants or Beneficiaries and consistent with the provisions of the Plan.

Section 16.10 Designation of Forms by Committee.

The Committee may designate forms for all documents, instruments and communications (which forms it may change from time to time) which it deems reasonable for the designation of Beneficiaries, the election of optional modes of distribution, and any other forms which it deems necessary or advisable for proper administration of the Plan. The Committee may also accept any other forms of documents, instruments or communications as it deems reasonable, but shall be under no obligation to accept any other forms of documents, instruments or communications and may refuse or refrain to act upon or give effect to any such other forms of documents, instruments or communications. No document, instrument or communication shall be effective under the Plan unless it is in a form designated or otherwise accepted by and filed with the Committee. The Committee may treat any document, instrument or communication filed with an Affiliated Employer, or a service provider designated by an Affiliated Employer for such purposes, or accepted by an Affiliated Employer, or any such service provider, as having been filed or accepted, or both, as the case may be, with the Committee.

Section 16.11 Acknowledgment of Benefits.

If requested by the Committee, the Trustee, or any Participating Employer, a Participant, Former Participant or Beneficiary or other person shall be required as a condition of receiving any benefits hereunder to acknowledge the correctness of the computation of such benefits and to release any other claim which he might have. If such person fails to execute any such requested acknowledgment or release, no benefits shall be distributed to him until there is a judicial determination as to the amount of his benefits, or until the party or parties requesting such acknowledgment or release withdraw such request. Nothing herein shall be deemed in any way to limit the power and authority of the Committee and the Trustee under this Plan.

Section 16.12 Delegation by Committee.

The Committee may, upon approval of a majority of its members:

(a) allocate among any of the members of the Committee any of the responsibilities of the Committee under the Plan or;

(b) designate any person, firm or corporation that is not a member of the Committee to carry out any of the responsibilities of the Committee under the Plan. Any such allocation or designation shall be made pursuant to a written instrument executed by a majority of the members of the Committee.

Section 16.13 Information Furnished by Affiliated Employer.

The Company shall cause each Affiliated Employer to furnish to the Committee or any service provider approved by it all information and data necessary for the Committee to administer the Plan, including but not limited to, a list of Employees eligible to become Participants, notification of each Employee becoming so eligible, the Compensation and Total Compensation of all Participants, the date of hire of all Participants, the age of all Participants and any other information requested by the Committee and reasonably determined by it to be advisable in discharging its duties hereunder. The Committee shall be entitled to rely on such information as being accurate and complete unless such information is challenged by any Employee in a writing addressed to the Committee, in which event the Committee shall determine the accuracy of such information to the extent that such questions raised by such Employee are within the scope of the Committee’s powers and authority under this Article XVI. The Company or its delegees or delegees (including any service provider) shall be responsible for all record keeping including the allocations and investment results allocable to accounts.

Article XVII

Amendment, Termination and Tax Qualification

Section 17.1 Right to Amend.

The Company reserves the right at any time, and from time to time, to modify or amend the Plan and Trust Agreement or both in whole or in part; provided, however, that no such amendment or modification:

(a) shall have the effect of vesting in any Affiliated Employer any portion of the principal or income of the Trust Fund; or

(b) shall cause or permit any portion of the principal or income of the Trust Fund to be diverted to purposes other than for the exclusive benefit of present or future Participants and their Beneficiaries and to defray the reasonable expenses of administering the Plan; or

(c) shall increase the duties or liabilities of the Trustee without its written consent; or

(d) shall reduce any amounts credited to any Account unless such reduction appears to the Company, the Compensation Committee or the Committee to be necessary or reasonably advisable in order to conform with any statute, regulation, ruling or other official promulgation by any agency of the United States of America or any judicial decision compliance with which is necessary or reasonably advisable in order that the Trust, the Plan, the Participating Employers and the Participants be entitled to the tax benefits to which they are entitled at the Effective Date the Code if the Plan is a plan described as a qualified plan in Sections 401(a) of the Code and as an employee stock ownership plan (as described in Section 20.8), or that the Trust, the Plan and the Participating Employers not be in violation of any provision of ERISA.

Section 17.2 Procedure to Amend.

(a) The Company’s power to amend the Plan may be exercised in any way and to any extent by the Compensation Committee without further action by or on behalf of the Bank to authorize such amendment, and any such amendment may be executed consistent with the effective dates, if any, set forth in the action of the Compensation Committee by any officer of the Bank authorized by or pursuant to any action taken by the Compensation Committee. Notwithstanding the foregoing, the Executive Committee of the Board may also exercise such power of amendment to the extent either deem it appropriate to do so.

(b) The power of the Company to amend the Plan may further be exercised by its President and Chief Executive Officer with respect to provisions dealing with matters of administration, including compliance with any legal requirements described in Section 10.1(d), provided that such amendments are recommended by the Committee and such officer determines that such amendments are not likely to result in substantial expense to one or more Participating Employers by way of additional contributions to the Plan. The reasonable determination of the President and Chief Executive Officer as to any amendment being within the scope of his authority hereunder shall be conclusive. In the event of the absence or other unavailability of the President and Chief Executive Officer, any member of the Committee so authorized by the President and Chief Executive Officer may execute any amendment provided for in this Subsection (b).

Section 17.3 No Obligation or Liability.

The Company has established and each Participating Employer has adopted and will adopt the Plan with the intention and expectation that it will continue to make contributions to the Trust indefinitely, but neither Company shall not be under any obligation or liability whatsoever to continue such contributions or to maintain the Plan and may, in its sole discretion, discontinue such contributions or terminate the Plan or Trust at any time without incurring any liability whatsoever for such discontinuance. The Plan may be terminated by formal action of the Board or its Executive Committee or the Compensation Committee without further authority.

Section 17.4 Continuation of Trust.

The Plan and Trust shall terminate upon dates or times specified in a notice of termination executed by the Bank and delivered to the Trustee. Unless it is specified in such notice that the Trust shall terminate upon a date certain, or described therein, the Trust shall continue until all interests are distributed in accordance with the provisions of the Plan including the provisions of this Article XVII.

Section 17.5 Effect of Termination.

In the event of complete termination or any partial termination of the Plan or complete discontinuance of contributions under the Plan, all unallocated contributions shall be allocated, and the total Accounts of all Participants shall become nonforfeitable, as of the date thereof; provided, however, that in the event of a partial termination only the Accounts of Participants subject to the partial termination shall become nonforfeitable. In the event of termination of the Trust coincident with or following the termination of the Plan, the balance of each Account shall be distributed as promptly as practicable Participants and Beneficiaries; (ii) if the Participant

consents, in a lump sum, or (iii) as otherwise provided under the Code and regulations thereunder. To the extent not paid by any Participating Employer, all expenses of administration ordinarily payable by Participating Employers and of termination, after the date of termination, shall be apportioned to each Account in the proportion which the balance of such Account bears on the date of such termination to the balances of all such Accounts with appropriate adjustments to reflect any partial distribution of any Account.

Section 17.6 Conformity to Internal Revenue Code.

The Participating Employers have established the Plan with the intent that the Plan and Trust will at all times be qualified under Section 401(a) and exempt under Section 501(a) of the Code and constitute a qualified employer stock ownership plan as described in Section 20.8 and with the intent that contributions under the Plan will be allowed as deductions in computing the net income of the Participating Employers for federal income tax purposes, and the provisions of the Plan and Trust Agreement shall be construed to effectuate such intentions. Accordingly, notwithstanding anything to the contrary hereinbefore provided, the Plan and the Trust Agreement may be amended at any time without prior notice to Participants, Former Participants, Beneficiaries or any other persons entitled to benefits, if such amendment is deemed by the Board to be necessary or appropriate to effectuate such intent.

Section 17.7 Contingent Nature of Contributions.

(a) All Discretionary Contributions to the Plan are conditioned upon the issuance by the Internal Revenue Service of a determination that the Plan and Trust are qualified under section 401(a) of the Code and exempt under section 501(a) of the Code. If the Participating Employers apply to the Internal Revenue Service for such a determination within 90 days after the date on which it files its federal income tax return for its taxable year that includes the last day of the Plan Year in which the Plan is adopted, and if the Internal Revenue Service issues a determination that the Plan and Trust are not so qualified or exempt, all Discretionary Contributions made by the Participating Employers prior to the date of receipt of such a determination may, at the election of the Participating Employers, be returned to the Participating Employers within one year after the date of such determination.

(b) All Discretionary Contributions and Loan Repayment Contributions to the Plan are made upon the condition that such Discretionary Contributions and Loan Repayment Contributions will be allowed as a deduction in computing the net income of an Affiliated Employer for federal income tax purposes. To the extent that any such deduction is disallowed, the amount disallowed may, at the election of the Participating Employers, be returned to the Participating Employers within one year after the deduction is disallowed.

(c) Any contribution to the Plan made by the Participating Employers as a result of a mistake of fact may, at the election of the Participating Employers, be returned to the Participating Employers within one year after such contribution is made.

Article XVIII

Special Rules for Top Heavy Plan Years

Section 18.1 In General.

As of the Determination Date for each Plan Year, the Plan Administrator shall determine whether the Plan is a Top Heavy Plan in accordance with the provisions of this Article XVIII. If, as of such Determination Date, the Plan is a Top Heavy Plan, then the Plan Year immediately following such Determination Date shall be a Top Heavy Plan Year and the special provisions of this Article XVIII shall be in effect; provided, however, that if, as of the Determination Date for the Plan Year in which the Effective Date occurs, the Plan is a Top Heavy Plan, such Plan Year shall be a Top Heavy Plan Year, and the provisions of this Article XVIII shall be given retroactive effect for such Plan Year.

Section 18.2 Definition of Top Heavy Plan.

(a) Subject to Section 18.2(c), the Plan is a Top Heavy Plan if, as of a Determination Date: (i) it is not a member of a Required Aggregation Group, and (ii)(A) the sum of the Cumulative Accrued Benefits of all Key Employees exceeds 60% of (B) the sum of the Cumulative Accrued Benefits of all Employees (excluding former Key Employees), former Employees (excluding former Key Employees and other former Employees who have not performed any services for the Employer or any Affiliated Employer during the immediately preceding Plan Year), and their Beneficiaries.

(b) Subject to Section 18.2(c), the Plan is a Top Heavy Plan if, as of a Determination Date: (i) the Plan is a member of a Required Aggregation Group, and (ii)(A) the sum of the Cumulative Accrued Benefits of all Key Employees under all plans that are members of the Required Aggregation Group exceeds 60% of (B) the sum of the Cumulative Accrued Benefits of all Employees (excluding former Key Employees), former Employees (excluding former Key Employees and other former Employees who have not performed any services for the Employer or any Affiliated Employer during the immediately preceding Plan Year), and their Beneficiaries under all plans that are members of the Required Aggregation Group.

(c) Notwithstanding Sections 18.2(a) and 18.2(b), the Plan is not a Top Heavy Plan if, as of a Determination Date: (i) the Plan is a member of a Permissible Aggregation Group, and (ii)(A) the sum of the Cumulative Accrued Benefits of all Key Employees under all plans that are members of the Permissible Aggregation Group does not exceed 60% of (B) the sum of the Cumulative Accrued Benefits of all Employees (excluding former Key Employees), former Employees (excluding former Key Employees and other former Employees who have not performed any services for the Employer or any Affiliated Employer during the immediately preceding Plan Year), and their Beneficiaries under all plans that are members of the Permissible Aggregation Group.

Section 18.3 Determination Date.

The Determination Date for the Plan Year in which the Effective Date occurs shall be the last day of such Plan Year, and the Determination Date for each Plan Year beginning after the Plan Year in which the Effective Date occurs shall be the last day of the preceding Plan Year. The Determination Date for any other qualified plan maintained by the Employer for a plan year shall be the last day of the preceding plan year of each such plan, except that in the case of the first plan year of such plan, it shall be the last day of such first plan year.

Section 18.4 Cumulative Accrued Benefits.

(a) An individual’s Cumulative Accrued Benefits under this Plan as of a Determination Date are equal to the sum of:

(i) the balance credited to such individual’s Account under this Plan as of the most recent Valuation Date preceding the Determination Date;

(ii) the amount of any Discretionary Contributions or Loan Repayment Contributions made after such Valuation Date but on or before the Determination Date; and

(iii) the amount of any distributions of such individual’s Cumulative Accrued Benefits under the Plan (including distributions under terminated plans that would have been included in the Required Aggregation Group if not terminated) during the five-year period (for in-service distributions) or one-year period (for all distributions other than in-service distributions) ending on the Determination Date.

For purposes of this Section 18.4(a), the computation of an individual’s Cumulative Accrued Benefits, and the extent to which distributions, rollovers and transfers are taken into account, will be made in accordance with Section 416 of the Code and the regulations thereunder.

(b) For purposes of this Plan, the term “Cumulative Accrued Benefits” with respect to any other qualified plan, shall mean the cumulative accrued benefits determined for purposes of Section 416 of the Code under the provisions of such plans.

(c) For purposes of determining the top heavy status of a Required Aggregation Group or a Permissible Aggregation Group, the Cumulative Accrued Benefits under this Plan and the Cumulative Accrued Benefits under any other plan shall be determined as of the Determination Date that falls within the same calendar year as the Determination Dates for all other members of such Required Aggregation Group or Permissible Aggregation Group.

Section 18.5 Key Employees.

(a) For purposes of the Plan, the term Key Employee means any employee or former employee of the Employer or any Affiliated Employer who is at any time during the current Plan Year:

(i) a Five Percent Owner;

(ii) a person who would be described in Section 1.25 if the number “1%” were substituted for the number “5%” in Section 1.25 and who has an annual Total Compensation from the Employer and any Affiliated Employer of more than $150,000; or

(iii) an Officer of the Employer or any Affiliated Employer who has an annual Total Compensation greater than $135,000 (or any greater amount as specified in Section 416(i)(1)(A)(i) of the Code) for the Plan Year.

(b) For purposes of Section 18.5(a):

(i) for purposes of Section 18.5(a)(iii), in the event the Employer or any Affiliated Employer has more officers than are considered Officers, the term Key Employee shall mean those officers, up to the maximum number, with the highest annual compensation in any one of the five consecutive Plan Years ending on the Determination Date; and

(ii) for purposes of Section 18.5(a)(ii), if two or more persons have equal ownership interests in the Employer, each such person shall be considered as having a larger ownership interest than any such person with a lower annual compensation from the Employer or any Affiliated Employer.

(c) For purposes of Section 18.5(a): (i) a person’s compensation from Affiliated Employers shall be aggregated, but his ownership interests in Affiliated Employers shall not be aggregated; (ii) an employee shall only be deemed to be an officer if he has the power and responsibility of a person who is an officer within the meaning of Section 416 of the Code; and (iii) the term Key Employee shall also include the Beneficiary of a deceased Key Employee.

Section 18.6 Required Aggregation Group.

For purposes of this Article XVIII, a Required Aggregation Group shall consist of (a) this Plan; (b) any other qualified plans currently maintained (or previously maintained and terminated within the five year period ending on the Determination Date) by the Employer and any Affiliated Employers that cover Key Employees; and (c) any other qualified plans currently maintained (or previously maintained and terminated within the five year period ending on the Determination Date) by the Employer or any Affiliated Employers that cover Key Employees that are required to be aggregated for purposes of satisfying the requirements of Sections 401(a)(4) or 410(b) of the Code.

Section 18.7 Permissible Aggregation Group.

For purposes of this Article XVIII, a Permissible Aggregation Group shall consist of (a) the Required Aggregation Group and (b) any other qualified plans maintained by the Employer and any Affiliated Employers; provided, however, that the Permissible Aggregation Group must satisfy the requirements of Sections 401(a)(4) and 410(b) of the Code.

Section 18.8 Special Requirements During Top Heavy Plan Years.

Notwithstanding any other provision of the Plan to the contrary, for each Top Heavy Plan Year, in the case of a Participant (other than a Key Employee) on the last day of such Top Heavy Plan Year who is not also a participant in another qualified plan which satisfies the minimum contribution and benefit requirements of Section 416 of the Code with respect to such Participant, the sum of the Discretionary Contributions and Loan Repayment Contributions made with respect to such Participant, when expressed as a percentage of his Total Compensation for such Top Heavy Plan Year, shall not be less than 3% of such Participant’s Total Compensation for such Top Heavy Plan Year or, if less, the highest combined rate, expressed as a percentage of Total Compensation at which Discretionary Contributions and Loan Repayment Contributions were made on behalf of a Key Employee for such Top Heavy Plan Year. The Employer shall make an additional contribution to the Account of each Participant to the extent necessary to satisfy the foregoing requirement. Such minimum contribution shall be made under this Plan rather than requiring additional contributions under the People’s Bank 401(k) Employee Savings Plan or the People’s Bank Employees’ Retirement Plan or any successor to either such Plan pursuant to the Top Heavy provisions of either such Plan or any such successor.

Article XIX

Participating Employers

Section 19.1 Adoption by Affiliated Employer.

The Plan is subject to adoption (with or without retroactive effect) by any Affiliated Employer provided the Company consents to such adoption.

Section 19.2 Contributions by Participating Employers.

Subject to the provisions of Section 19.4 hereof, the contributions under the Plan to be made by Participating Employers for a Plan Year shall be made in the proportions to which they agree.

Section 19.3 All Rights Exercisable by Company.

Except as provided in Section 19.4 hereof, all rights under the Plan (including this Article XIX) of the Company or Bank (whether acting by its respective Board of Directors or Committee thereof) and of the Compensation Committee respectively, shall be exercisable by such entity or committee. Any amendments made by it shall be fully effective with respect to each plan which then includes this Plan pursuant to this Article.

Section 19.4 Amendment by Participating Employers.

At any time any Participating Employer (other than the Company) (a) may amend or terminate the Plan as to its employees so as to no longer include them in the Plan, and (b) shall so amend the Plan upon thirty (30) days notice so to do from the Company. Any such employer shall nevertheless be considered a Participating Employer with respect to the period preceding and during which its plan incorporated the Plan.

Article XX

Miscellaneous Provisions

Section 20.1 No Employment Contract.

Neither the adoption and maintenance of the Plan, nor the establishment of the Trust, shall be deemed to be a contract between any Participating Employer and its Employees. Nothing herein contained shall be deemed to give any Employee the right to be retained in the employ of any Participating Employer or to interfere with the right of any Participating Employer to discharge any Employee at any time, or to give any Participating Employer the right to require any Employee to remain in its employ or to interfere with any Employee’s right to terminate his employment at any time.

Section 20.2 Non-Alienation of Benefits, QDROs.

(a) The Plan and Trust have been established to provide for the support of Participants and their Beneficiaries. Therefore, the interest hereunder of any Participant, Former Participant or Beneficiary shall not be subject to being assigned or alienated by any method and shall not be subject to attachment by or otherwise available by an process whatsoever to his creditors.

(b) If any Participant, Former Participant or Beneficiary is adjudicated bankrupt, or attempts to anticipate, alienate, sell, transfer, assign, encumber or charge any benefit under the Plan, or if such benefit is made the subject of any garnishment, attachment or other similar legal process, then such benefit shall, in the discretion of the Committee, cease and terminate, and in that event the Trustee shall hold or apply the same, or any part thereof, to or for the benefit of such Participant, Former Participant or Beneficiary in such manner as the Trustee may determine.

(c) This Section 20.2 shall not prohibit the Plan Administrator from recognizing a Domestic Relations Order that is determined to be a Qualified Domestic Relations Order in accordance with Section 20.16.

(d) Notwithstanding anything in the Plan to the contrary, a Participant’s, Former Participant’s or Beneficiary’s Accounts under the Plan may be offset by any amount such Participant, Former Participant or Beneficiary is required or ordered to pay to the Plan if:

(i) the order or requirement to pay arises: (A) under a judgment issued on or after August 5, 1997 of conviction for a crime involving the Plan; (B) under a civil judgment (including a consent order or decree) entered by a court on or after August 5, 1997 in an action brought in connection with a violation (or alleged violation) of part 4 of subtitle B of title I of ERISA; or (C) pursuant to a settlement agreement entered into on or after August 5, 1997 between the Participant, Former Participant or Beneficiary and one or both of the United States Department of Labor and the Pension Benefit Guaranty Corporation in connection with a violation (or alleged violation) of part 4 of subtitle B of title I of ERISA by a fiduciary or any other person; and

(ii) the judgment, order, decree or settlement agreement expressly provides for the offset of all or part of the amount ordered or required to be paid to the Plan against the Participant’s, Former Participant’s or Beneficiary’s benefits under the Plan.

Section 20.3 Mergers and Consolidations of Company

In the event that the Company shall merge or consolidate into or sell substantially all of its operating assets (whether or not the Company is liquidated or dissolved as part of the same transaction or subsequent thereto) to another corporation (hereinafter “Successor Corporation”), such Successor Corporation may assume the Plan. In the event that any Successor Corporation assumes the Plan, then after consummation of any such merger, consolidation, or sale, the Plan and Trust shall continue and each reference to the Company or People’s United Financial, Inc. (a) shall be deemed to refer to such Successor Corporation, and (b) shall no longer be deemed to refer to People’s United Financial, Inc. except that each such reference (i) shall be deemed to include references to People’s United Financial, Inc., or (ii) shall be deemed to exclude reference to any Successor Corporation, or (iii) both (i) and (ii), whenever such inclusion or exclusion is necessary so as to avoid depriving any Participant or any Employee of any rights or interest accrued hereunder, or any right to participate in the Plan once the eligibility requirements of the Plan are met, or failing to give full credit for all services to the any Affiliated Employer prior to such merger, consolidation or sale or diminishing or adversely affecting such rights of such Employees in any way whatsoever.

Section 20.4 Governing Law

The Plan shall be governed by the law of the State of Connecticut including federal law to the extent it is part of or preempts such state law.

Section 20.5 Participants Limited to Assets of Fund

In the event of any termination or partial termination of the Plan, complete discontinuance of contributions under the Plan or any suspension or curtailment of such contributions, the remedies of all Participants, Former Participants and Beneficiaries and any other person claiming an interest shall be limited to the assets of the Fund for provision of their benefits under the Plan, and they shall be entitled to no other remedy from any Affiliated Employer.

Section 20.6 Severability of Provisions

Should any provision of the Plan be found invalid under the laws of the State of Connecticut, such provision shall be deemed null and void, but all of the provisions not so found invalid shall remain in full force and effect.

Section 20.7 Mergers and Consolidations of Plans

In the event this Plan is merged or consolidated with any other employee retirement plan or this Plan’s assets or liabilities are transferred to any other employee retirement plan, each Participant, Former Participant, Beneficiary and other person entitled to benefits shall, if the Plan is then terminated, receive a benefit immediately after such merger, consolidation or transfer which is equal to or greater than the benefit he would have been entitled to receive immediately before such merger, consolidation or transfer, if the Plan had then been terminated.

Section 20.8 Status as an Employee Stock Ownership Plan.

It is intended that the Plan constitute an “employee stock ownership plan,” as defined in Section 4975(e)(7) of the Code and Section 407(d)(6) of ERISA. The Plan shall be construed and administered to give effect to such intent.

Section 20.9 Claims Procedure

(a) If a Participant, Former Participant or Beneficiary disagrees with the computation of the benefits to which he is entitled under the Plan and wishes to claim benefits or additional benefits, he must file his claim in writing with the Committee. (If no claim is received by the Committee within 60 days after he receives notice of his benefits, no claim will be permitted and the Committee’s determination shall be final.)

The claimant may designate any other person, at his own expense, to act on his behalf in pursuing a benefit claim or appealing the denial of a benefit claim. The term “claimant” as used in this claims procedure includes any other person he designates to represent him as well as after his death, his beneficiary.

When a claim for benefits is made under Plan, the Committee is required to notify the claimant within 90 days after the claim is received if the claim for benefits has been denied. In special cases where the Committee needs more time to decide, the Committee may notify the claimant in writing prior to the end of the initial 90 day period and may take up to 90 additional days.

If the claim is denied in whole or in part, the Committee will send to the claimant a written or electronic notice including:

(i) one or more specific reasons for the denial;

(ii) specific reference to the Plan provisions on which the denial is based;

(iii) a description of any additional material or information that would be necessary to perfect the claim and an explanation of why such material or information is necessary;

(iv) information regarding what steps should be taken if the claimant wants to submit a request for review; and

(v) a description of the Plan’s review procedures and the time limits applicable to the procedures including a statement of the claimant’s rights to bring a civil action under Section 502(a) of ERISA following a determination upon completion of your appeal adverse to your position.

(b) If the claim for benefits is denied, the claimant may file an appeal in writing with the Committee.

(i) The written claim for review must be filed within 60 days after the claimant has received the notice described above that the claim was denied. If a written claim for review is not filed within 60 days after the claimant receives the notice that the claim was denied, the claimant is deemed to have accepted the Committee’s decision.

(ii) The claimant may submit written comments, documents, records and other information relating to your claim for benefits.

(iii) The claimant will be provided upon request and free of charge reasonable access to, and copies of, all documents, records, and other information relevant to your claim.

(iv) The Committee will take into account all comments, documents, records and other information the claimant submits relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination.

After receiving a request for review, the Committee will review the claim within 60 days and will give the claimant a written or electronic notice of its decision, which is final. In special cases where the Committee needs more time to decide, the Committee will notify the claimant in writing prior to the end of the initial 60 day period and may take up to 60 additional days. If the claim is denied, the notice will include:

(i) one or more specific reasons for the denial;

(ii) specific reference to the Plan provisions on which the denial is based;

(iii) a statement that the claimant is entitled to receive upon request and free of charge reasonable access to, and copies of, all documents, records, and other information relevant to your claim for benefits; and

(iv) a statement of the claimant’s right to bring a civil action under Section 502(a) of ERISA.

(c) Notwithstanding any other provisions of this Plan to the contrary, the terms of Subsections (a) and (b) of this Section 20.9 shall apply until such time as the Committee shall adopt revised claims procedures; provided, however, that the Committee may make any such revisions in such procedures as it deems necessary to assure compliance with the applicable provisions of Section 503 of the Act and the regulations thereunder.

(d) Any person whose claim has been denied in whole or in part must exhaust the administrative review procedures provided in this Section 20.9 or pursuant to subsection (c) hereof prior to initiating any claim for judicial review.

(e) Any action taken or omitted by any fiduciary with respect to the Plan, including any decision, interpretation, claim denial or review on appeal, shall be conclusive and binding on all interested parties and shall be subject to judicial modification or reversal only to the extent it is determined by a court of competent jurisdiction that such action or omission was arbitrary and capricious and contrary to the terms of the Plan.

(f) Any action taken or omitted by any fiduciary with respect to the Plan, including any decision, interpretation, claim denial or review on appeal, shall be conclusive and binding on all interested parties and shall be subject to judicial modification or reversal only to the extent it is determined by a court of competent jurisdiction that such action or omission was arbitrary and capricious and contrary to the terms of the Plan.

Section 20.10 Agent For Legal Process

The Bank shall act as agent for legal process of the Plan subject to (a) the right of the Company to designate another such agent (which may be the Company) and (b) the Company’s or the Bank’s right to designate an individual or agent as such agent.

Section 20.11 Insurance Company

No Insurance Company shall be considered a party to the Plan or Trust, nor shall any Insurance Company have any responsibility for the validity of the Plan or the Trust. The duty and liability of any Insurance Company is only as stated in any contract it may issue.

Section 20.12 Dates

Whenever any action by the Trustee, the Compensation Committee, the Committee, the Bank, a Participant, a Former Participant or a Beneficiary or any other person must be taken within a period ending on a Saturday, Sunday or legal holiday, such period shall be extended to the first day following the end of such period which is not a Saturday, Sunday or legal holiday.

Section 20.13 Incapacity of Distributee

In the event the Committee or the Trustee deem any person incapable of receiving benefits to which he is entitled by reason of minority, illness, infirmity or other legal incapacity, the Committee may direct the Trustee, or the Trustee may determine, to make payment by applying the same directly for the benefit of any such person or by paying the same to any person selected by the Committee or the Trustee which person has agreed in writing to use and apply the same for the benefit of such person. Any such payments made, to the extent thereof, shall discharge the liability of any Affiliated Employer, the Committee and the Trustee under the Plan to the person entitled to receive such benefit, and none of the Affiliated Employers, the Committee and the Trustee shall have any responsibility for seeing that such agreement to use such sums for such person are actually carried out.

Section 20.14 Limitation Year

For purposes of Section 415 of the Code and the regulations thereunder, the Plan Year shall be deemed to be the Plan Limitation Year.

Section 20.15 Recapture of Erroneous Payments

In the event that, for any reason, it is discovered that amounts have been paid to a Participant, Former Participant, or Beneficiary in excess of the amounts owed to him as a result of erroneous allocations to his Account, failure to recognize events classified as a partial termination, clerical or computational errors or otherwise, the Plan shall have a right against such payee to recover the amount of such excess; provided, however, that the Committee may determine that as a result of the administrative problems and costs and expenses of collection involved, such rights shall not be enforced.

Section 20.16 Benefits Payable Pursuant to Qualified Domestic Relations Orders

Any prohibition in Section 20.2 of the Plan against the assignment or alienation of benefits shall not apply to the creation, assignment or recognition of a right to any benefit payable with respect to a Participant pursuant to (i) a qualified domestic relations order entered on or after January 1, 1985, (ii) any domestic relations order entered before January 1, 1985, provided benefits are being paid pursuant to such order as of such date; or (iii) any domestic relations order entered before January 1, 1985, provided the Plan Administrator determines to treat such order as a qualified domestic relations order. To the extent consistent with such a qualified domestic relations order so affecting any benefit under the Plan, an alternate payee may withdraw all or any part of such benefit so assigned or granted to him and such benefit shall not be payable to any other person under this Plan, notwithstanding any other provisions of this Plan, except to the extent provided in such qualified domestic relations order. The terms “qualified domestic relations order” and “domestic relations order” shall have the meaning set forth in Section 414(p) of the Code. To the extent consistent with a qualified domestic relations order or domestic relations order so affecting any benefit under the Plan effective January 1, 1995, an alternate payee may withdraw all or any part of such benefits assigned or granted to him.

Section 20.17 USERRA

Notwithstanding any provision of this Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Section 414(u) of the Code.

Section 20.18 Construction of Language.

Wherever appropriate in the Plan, words used in the singular may be read in the plural, words used in the plural may be read in the singular, and words importing the masculine gender may be read as referring equally to the feminine and the neuter. Any reference to an Article or Section number shall refer to an Article or Section of the Plan, unless otherwise indicated.

Section 20.19 Headings.

The headings of Articles and Sections are included solely for convenience of reference. If there is any conflict between such headings and the text of the Plan, the text shall control.

John A. Klein President and Chief Executive Officer People’s United Financial, Inc.
April 16, 2007